UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Oxford Industries, Inc.

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OXFORD

2022 Proxy Statement and Notice of Annual Meeting of Shareholders

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 14, 2022
Notice is hereby given that the 2022 Annual Meeting of Shareholders of Oxford Industries, Inc. will be held on Tuesday, June 14, 2022 at 2:00 p.m., Eastern Time. This year’s annual meeting will once again be conducted as a virtual meeting via live audio webcast. There will not be a physical location for the annual meeting, and shareholders will not be able to attend the meeting in person. Shareholders may access and participate in the annual meeting by visiting www.meetnow.global/MSPW2TH. At the meeting, shareholders will consider and vote on the following matters:
(1)
To elect as directors three Class III nominees, as named in the accompanying proxy statement, to serve until the 2025 Annual Meeting of Shareholders;

(2)
To approve the Oxford Industries, Inc. Long-Term Stock Incentive Plan, as amended and restated, to, among other things, authorize 500,000 additional shares of common stock for issuance under the plan;

(3)
To ratify the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2022;

(4)
To approve, by a non-binding, advisory vote, the compensation of our named executive officers; and

(5)
To transact any other business that properly comes before the annual meeting or any adjournment or postponement.

Shareholders of record as of the close of business on April 14, 2022 will be entitled to notice of and to vote at the annual meeting or at any adjournment or postponement of the annual meeting.
We have designed the format of the annual meeting to ensure that shareholders have the opportunity to participate in the meeting. The annual meeting will include a live Q&A session during which members of our executive leadership team, including the Chairman of the Board, will be available to answer questions submitted during the meeting, as time permits. To ensure the annual meeting is conducted in a manner that is fair to all shareholders, the Chairman (or such other person designated by our Board) may exercise discretion in recognizing questions, the order in which questions are answered and the amount of time devoted to questions.
We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. A Notice of Internet Availability of Proxy Materials will be mailed to shareholders beginning on or about May 4, 2022. This proxy statement and our 2021 Annual Report on Form 10-K may be accessed by all shareholders at http://www.edocumentview.com/oxford. Any shareholder may request a printed copy of the proxy materials by following the instructions set forth in the Notice of Internet Availability.
Your vote is important, and you are encouraged to vote as soon as possible. You may vote using any of the following methods: (1) on the Internet; (2) by requesting a paper copy of the proxy materials and submitting your vote via a toll-free telephone number or by signing, dating and mailing a completed proxy card; or (3) electronically during the annual meeting. Please review the instructions on each of your voting options described in the Notice of Internet Availability. If your shares are held in an account with a broker, your broker will vote your shares for you if you provide voting instructions. In the absence of instructions, your broker can only vote your shares on limited matters.
The live audio webcast of the annual meeting will begin promptly at 2:00 p.m., Eastern Time. We encourage shareholders to access the webcast in advance of the designated start time. Please see “Information About the Meeting and Voting” in the accompanying proxy statement for additional information about how to participate in the annual meeting.
May 4, 2022	By Order of the Board of Directors, Suraj A. Palakshappa Senior Vice President, General Counsel, Treasurer and Secretary

      Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 14, 2022: This proxy statement and our 2021 Annual Report on Form 10-K are available on the Internet at http://www.edocumentview.com/oxford.

999 Peachtree Street, N.E., Suite 688
Atlanta, Georgia 30309

PROXY STATEMENT

For 2022 Annual Meeting of Shareholders
To Be Held on June 14, 2022
Introduction
This proxy statement contains information relating to the 2022 Annual Meeting of Shareholders of Oxford Industries, Inc. to be held on Tuesday, June 14, 2022, beginning at 2:00 p.m., Eastern Time. The annual meeting will be conducted as a virtual meeting, accessible via live audio webcast at www.meetnow.global/MSPW2TH.
We have elected to provide access to our proxy materials on the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials to our shareholders instead of a paper copy of our proxy materials. By providing our proxy materials on the Internet, we believe that we are increasing our shareholders’ ability to access the information they need while at the same time reducing the cost and environmental impact of our annual meeting. The Notice of Internet Availability contains instructions for accessing our proxy materials and submitting a proxy on the Internet. The Notice of Internet Availability also contains instructions for requesting a paper copy of our proxy materials. We will begin mailing the Notice of Internet Availability on or about May 4, 2022 to all holders of our common stock, par value $1.00 per share, entitled to vote at the annual meeting. A similar notice will be sent by brokers and other nominees to beneficial owners of shares of which they are the shareholder of record.
This proxy statement and our 2021 Annual Report on Form 10-K are available at http://www.edocumentview.com/oxford. We will mail any shareholder a copy of the proxy materials free of charge upon request, but you will not receive a printed copy of the proxy materials unless you request one. You may request to receive a copy of proxy materials by following the instructions set forth in the Notice of Internet Availability.
PROPOSALS FOR SHAREHOLDER CONSIDERATION
Proposal		Board’s Recommendation
Proposal No. 1—Election of Directors	Election of Ms. Helen Ballard, Ms. Virginia A. Hepner and Mr. Milford W. McGuirt as Class III directors for a three-year term expiring in 2025	FOR EACH
Proposal No. 2—Approval of Oxford Industries, Inc. Long-Term Stock Incentive Plan, as Amended and Restated	Approve the Oxford Industries, Inc. Long-Term Stock Incentive Plan, as amended and restated, to, among other things, authorize 500,000 additional shares of common stock for issuance under the plan	FOR
Proposal No. 3—Ratification of Ernst & Young LLP	Ratification of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2022	FOR
Proposal No. 4—Non-Binding, Advisory Vote on Executive Compensation	A non-binding, advisory vote to approve the compensation paid to our named executive officers	FOR

Proposal No. 1: Election of Directors
Board of Directors
In accordance with our charter, our directors are divided into three classes that are as nearly equal in size as possible. Directors in each class are elected to three-year terms, with director classes serving staggered terms. A director holds office until the annual meeting of shareholders held in the year during which the director’s term ends and until his or her successor is elected and qualified. When the number of directors is increased, newly appointed directors are required to stand for election at the next annual meeting.
Bylaws Relating to Retirement
Pursuant to our bylaws, an individual becomes ineligible for election or appointment as a director: (1) for any employee director (i.e., someone who concurrently serves as an employee of our company and as a member of our Board), other than an individual who has at any time served as our Chief Executive Officer, following the end of our fiscal year during which such individual reaches the age of 65; and (2) for any other individual, following the end of our fiscal year during which such individual reaches the age of 72.
Director Nominations
Our Board currently consists of three Class I directors (Messrs. Dennis M. Love, Clyde C. Tuggle and E. Jenner Wood III), four Class II directors (Messrs. Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith) and four Class III directors (Ms. Helen Ballard, Ms. Virginia A. Hepner, Mr. Thomas C. Gallagher and Mr. Milford W. McGuirt).
At our 2022 annual meeting, the terms of our Class III directors will expire. Our Board, on the recommendation of our Nominating, Compensation & Governance Committee, or NC&G Committee, has unanimously nominated Ms. Helen Ballard, Ms. Virginia A. Hepner and Mr. Milford W. McGuirt for election at our annual meeting as Class III directors, each to serve for a three year term expiring in 2025 and until his or her respective successor is elected and qualified.
The term for Mr. Thomas C. Gallagher also expires at the end of the meeting. Mr. Gallagher has served on our Board since 2013, having previously served as a member of our Board from 1991 until 2007. Because Mr. Gallagher reached the retirement age of 72 prior to the beginning of our current fiscal year, he is no longer eligible for election as a director under our bylaws. Therefore, Mr. Gallagher will not seek re-election as a director at the annual meeting. We thank Mr. Gallagher for his many years of service to our company.
Following Mr. Gallagher’s retirement, there will be a vacancy on our Board. Our Board may choose to (1) immediately fill the vacancy, (2) allow the vacancy to remain open until a suitable candidate is identified and elected or (3) amend our bylaws to reduce the number of directors serving on our Board.
The terms of our Class I directors expire in 2023, and the terms of our Class II directors expire in 2024. Each of our Class I and Class II directors is currently expected to remain in office for the remainder of his or her current term.
Required Vote
In an uncontested election at an annual meeting of shareholders, our bylaws require that each director be elected by a majority of the votes cast with respect to such director (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In accordance with our bylaws, in order for a shareholder to have nominated a director for consideration at the 2022 annual meeting, we must have received the nomination not later than the close of business on March 17, 2022. We have not received a shareholder nomination for a director for consideration at the 2022 annual meeting. Accordingly, the election of directors at the 2022 annual meeting is an uncontested election.
Under Georgia law, in an uncontested election, if a nominee who is already serving as a director is not elected, the director would continue to serve on our Board as a “holdover director.” Under our bylaws, any holdover director who fails to receive a majority of the votes cast must offer to tender his or her resignation to our Board. Our Board, in consultation with any of its committees so designated, would then determine whether to accept or reject the resignation, or whether other action should be taken. Under our bylaws, our Board is required to act on the resignation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.
Abstentions and broker non-votes will have no effect on the vote for the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Each nominee has consented to serve if elected, and our Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If a nominee becomes unwilling or unable to serve prior to the annual meeting, then at the recommendation of our Board: (1) proxies will be voted for a substitute nominee selected by or at the direction of our Board; (2) the vacancy created by the inability or unwillingness of a nominee to serve will remain open until filled by our Board; or (3) our bylaws may be amended to reduce the number of directors serving on our Board.

2   2022 PROXY STATEMENT

Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF MS. HELEN BALLARD, MS. VIRGINIA A. HEPNER AND MR. MILFORD W. MCGUIRT AS A CLASS III DIRECTOR.
Proposal No. 2: Approval of Oxford Industries, Inc. Long-Term Stock Incentive Plan, as Amended and Restated
General
We are asking shareholders to approve the Oxford Industries, Inc. Long-Term Stock Incentive Plan, as amended and restated (which we refer to as the “LTIP”). The purpose of the LTIP is to promote our long-term financial success and increase shareholder value by providing equity-based compensation opportunities for our key employees and non-employee directors. We believe that equity-based awards are a competitive necessity in our industry and are essential to our continued ability to recruit and retain the caliber of individuals needed to successfully oversee and execute our strategy.
The LTIP serves these objectives and our shareholders’ interests by making equity-based awards available for grant to eligible participants in the form of (i) stock options, (ii) stock appreciation rights (“SARs”), (iii) restricted shares of our common stock, (iv) restricted share units (“RSUs”) or (v) other stock-based awards, in each case, together with related rights and interests therein.
Recognizing that, generally, to deliver a given long-term incentive award value, stock options require more shares than full-value awards and to further ensure that LTIP participants share in the appreciation and depreciation of the value of our common stock in line with the interests of our shareholders, since 2004, we have exclusively utilized service-based and performance-based, full-value awards (i.e., restricted shares and RSUs) for equity-based compensation and would currently expect that approach to continue.
Amendments to the LTIP
On March 21, 2022, our Board voted to amend and restate the LTIP, subject to shareholder approval at this year’s annual meeting, to, (i) increase by 500,000 the number of shares of common stock authorized for issuance under the LTIP, (ii) remove and delete certain references to Section 162(m) of the Internal Revenue Code (which we refer to as the “Code”) rendered inapplicable by The Tax Cuts and Jobs Act of 2017, (iii) add provisions for the potential grant of “other stock-based awards” pursuant to the LTIP and (iv) make certain other non-material amendments.
Certain of the proposed changes to the LTIP do not require shareholder approval. Accordingly, if shareholders do not approve Proposal No. 2, these amendments to the LTIP approved by our Board will become effective; however, the increase in the number of shares of common stock authorized for issuance under the LTIP will not.
History of the LTIP
Certain milestones of the LTIP are as follows:
•
The LTIP was originally adopted by our Board on July 27, 2004, subject to approval of our shareholders.

•
The LTIP became effective upon approval by our shareholders on October 4, 2004.

•
The LTIP was amended by our Board on August 3, 2006, subject to shareholder approval, to, among other things, increase by 500,000 shares a sublimit on the number of shares of our common stock that could be issued under the LTIP free of a “substantial risk of forfeiture” or in satisfaction of RSUs awarded under the LTIP.

•
The LTIP was again amended by our Board on September 26, 2006, prior to our 2006 annual meeting, to eliminate various successor stock option plans and provide for the LTIP to serve as our company’s sole equity-based compensation plan (with the exception of our employee stock purchase plan, which is available to our eligible part-time and full-time employees in the United States on a non-discriminatory basis).

•
Our Board’s August 3, 2006 amendment to the LTIP was approved by our shareholders on October 10, 2006.

•
The LTIP was amended by our Board on March 26, 2009, subject to shareholder approval, to (1) increase by 1,000,000 shares the number of shares of our common stock that can be granted to participants over the life of the LTIP and (2) remove all sublimits on the number of shares of our common stock that could be issued under the LTIP free of a “substantial risk of forfeiture” or in satisfaction of RSUs awarded under the LTIP.

•
Our Board’s March 26, 2009 amendments to the LTIP were approved by our shareholders on June 15, 2009.

•
Our Board approved certain non-material amendments to the LTIP on March 27, 2014.

•
Our shareholders reapproved the LTIP on June 18, 2014 to preserve the tax deductibility of qualifying performance-based awards pursuant to Section 162(m) of the Code.

2022 PROXY STATEMENT   3

•
The LTIP was amended by our Board on March 24, 2015 to, among other things, (1) establish minimum vesting periods for certain awards under the plan and (2) eliminate liberal share recycling provisions previously included in the plan.

Notably and as reflected above, (i) the LTIP remains our company’s sole equity-based compensation plan and (ii) we have not increased the number of shares available for issuance under the LTIP since 2009.
Shares Available for Issuance under the LTIP
Subject to shareholder approval of this proposal, the total number of shares authorized for issuance over the life of the LTIP is 2,500,000 shares. Assuming the effectiveness of the proposed amendment, as of April 14, 2022, there would have been an aggregate of 684,108 shares of our common stock available for issuance under the LTIP (assuming the vesting of all then outstanding unvested restricted shares and service-based RSUs, as well as the grant at target performance of all shares of our common stock that could be granted pursuant to outstanding performance-based RSU awards). As of April 29, 2022, the closing price of our common stock was $89.60 per share.
Securities Authorized for Issuance under Equity Compensation Plans
Certain additional information concerning securities authorized for issuance under our equity compensation plans as of January 29, 2022, consisting of the LTIP and our employee stock purchase plan, is presented in the “Equity Compensation Plan Information” section of this proxy statement.
Award Limits
Under the LTIP, an individual may not receive awards representing more than 300,000 shares of our common stock in any one calendar year. In addition, the aggregate number of shares issued under the LTIP upon the exercise of incentive stock options may not exceed 200,000.
Administration and Eligibility
Our NC&G Committee (or another committee appointed by our Board) administers the LTIP. Pursuant to its charter, our NC&G Committee is to be comprised of at least three directors, each of whom must be independent under the applicable NYSE listing standards and a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.
In its capacity as plan administrator, our NC&G Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. Our NC&G Committee also has full power and authority to interpret and construe the LTIP and any associated award agreements. Any action or determination by our NC&G Committee is final, binding and conclusive.
With respect to each award granted under the LTIP, we have entered into and will continue to enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (i) the type of award and when and how it may be exercised or earned; (ii) any exercise price associated with the award; (iii) how the award will or may be settled; and (iv) any other applicable terms and conditions affecting the award.
Employees of our company and our subsidiaries and non-employee members of our Board may be selected by our NC&G Committee to receive benefits under the LTIP. As of April 14, 2022, approximately 4,800 employees and 10 non-employee directors were eligible to participate in the LTIP.
Share Usage and Dilution
Assuming the effectiveness of the proposed amendment to the LTIP to add an additional 500,000 shares available for future issuance, as of April 14, 2022, there would have been an aggregate of 684,108 shares of our common stock available for issuance under the LTIP (assuming the vesting of all then outstanding unvested restricted shares and service-based RSUs, as well as the issuance at target performance of all shares of our common stock that could be issued pursuant to outstanding performance-based RSU awards).

4   2022 PROXY STATEMENT

Dilution (aka Overhang)
The following table illustrates the potential dilutive impact to our shareholders of the LTIP, after giving effect to the proposed amendments, which we believe is below or within industry benchmarks:
Currently Outstanding Awards (as of April 14, 2022)	418,314(1)
Available for Future Awards (assumes LTIP approved)	684,108
Total	1,102,422
Shares Outstanding as of April 14, 2022 Record Date	16,345,358
Dilution	6.7%

(1)
The number of shares subject to currently outstanding awards assumes the issuance at target performance of all shares of our common stock that could be issued pursuant to outstanding performance-based RSU awards. If our actual performance results in awards above or below target performance, those results would impact the number listed in the table as available for future awards on a one-for-one basis and have no impact on the dilution calculation or the dilutive impact of the LTIP.

Burn Rate
The following tables provide information regarding our NC&G Committee’s usage of the LTIP in the last three fiscal years (i.e., burn rate) based on both (i) performance-based awards at the time of approval (assuming target performance) and (ii) the actual number of shares earned based on actual performance under performance-based awards following the conclusion of the applicable performance period:
Burn Rate Based on Approved Performance-Based Awards (Assuming Target Performance for Performance-Based Awards)
	Director Retainers (Restricted Shares)	Service-Based Restricted Shares	Performance- Based Restricted Shares(1)	Performance- Based RSU Awards(2)	Weighted Average Number of Shares Outstanding (000s)(3)	Burn Rate(4)	Burn Rate (ISS Methodology)(4)(5)
Fiscal 2019	10,254	42,573	43,532	—	16,756	0.58%	0.86%
Fiscal 2020	18,305	131,425	—	83,345	16,576	1.41%	2.11%
Fiscal 2021	11,148	42,855	—	56,750	16,631	0.67%	1.00%
Three-Year Average						0.88%	1.33%

(1)
“Performance-Based Restricted Shares” reflects the number of shares that would be earned pursuant to performance-based equity awards approved during the relevant fiscal year (at target performance based on our earnings per share during a one-year performance period).

(2)
“Performance-Based RSU Awards” reflects the number of shares that would be issued pursuant to performance-based equity awards approved during the relevant fiscal year (at target performance based on our relative total shareholder return during the applicable three-year performance period).

(3)
Reflects basic weighted average number of shares outstanding during the applicable period.

(4)
Burn rate = number of shares awarded (as set forth in the table) / weighted average number of shares outstanding.

(5)
The ISS methodology multiplies awards (as set forth in the table) by a factor of 1.5 when calculating burn rate.

Burn Rate Based on Performance-Based Awards Earned
	Director Retainers (Restricted Shares)	Service-Based Restricted Shares	Performance- Based Restricted Shares(1)	Weighted Average Number of Shares Outstanding (000s)(2)	Burn Rate(3)	Burn Rate (ISS Methodology)(3)(4)
Fiscal 2019	10,254	42,573	43,152	16,756	0.57%	0.86%
Fiscal 2020	18,305	131,425	42,438	16,576	1.16%	1.74%
Fiscal 2021	11,148	42,855	—	16,631	0.32%	0.49%
Three-Year Average					0.69%	1.03%

(1)
“Performance-Based Restricted Shares” reflects the number of restricted shares actually earned pursuant to performance-based equity awards approved during the prior fiscal year (based on our actual earnings per share during the preceding fiscal year). In fiscal 2020, our NC&G Committee approved performance-based equity awards based on our relative total shareholder return over a three year performance period; accordingly, no awards are listed for fiscal 2021 given actual performance is undeterminable at this time.

(2)
Reflects basic weighted average number of shares outstanding during the applicable period.

2022 PROXY STATEMENT   5

(3)
Burn rate = number of shares awarded (as set forth in the table) / weighted average number of shares outstanding.

(4)
The ISS methodology multiplies all awards (as set forth in the table) by a factor of 1.5 when calculating burn rate.

We believe that our NC&G Committee’s recent use of the LTIP as a vehicle for rewarding and incentivizing key employees to deliver long-term value to our shareholders reflects a conservative and prudent use of equity-based compensation, as reflected in the burn rate metrics noted above. While the number of shares available for issuance pursuant to the LTIP in future years, after giving effect to the proposed amendment, may provide several additional years of equity-based awards based on our recent burn rate, our Board believes that it is appropriate to request additional shares for issuance pursuant to the LTIP at this time given the difficulty in projecting the number of actual shares that will be earned based on currently outstanding (and potential future) awards for which performance is based on a multi-year performance period.
Types of Awards
The following is a summary of the types of awards that may be made under the LTIP:
Stock Options
Under the LTIP, our NC&G Committee may grant stock options (which may be incentive stock options under Section 422 of the Code or non-incentive stock options) that entitle the optionee to purchase shares of our common stock at a price equal to or greater than the fair market value of the stock on the date of grant. The option may specify that the exercise price is payable by the optionee (i) in cash, (ii) by the transfer to our company of unrestricted shares of our common stock, (iii) with any other legal consideration the NC&G Committee may deem appropriate or (iv) any combination of these. Except as specified under the award by the NC&G Committee in the event of a change of control or similar event, or the participant’s termination of employment due to death, disability or retirement, no stock option may be exercised earlier than the first anniversary of the grant date. In addition, no stock option may be exercised more than 10 years from the grant date. Each grant may specify a period of continuous employment with our company or any of our subsidiaries (or in the case of a non-employee director, service on our Board) that is necessary before the stock option or any portion thereof will become exercisable.
SARs
Our NC&G Committee may grant SARs that entitle the participant to receive a payment equal to a percentage (not exceeding 100%) of the difference between the fair market value of our common stock on the grant date and on the date of exercise. The grant may specify that the amount payable to the participant upon exercise of the SAR may be paid (i) in cash, (ii) in shares of our common stock or (iii) any combination of these. Any grant may specify a waiting period before the SARs may become exercisable and permissible dates or periods on or during which the SARs are exercisable. Each grant of a SAR must specify the period of continuous employment of the participant by our company or any of our subsidiaries that is necessary before the SAR or installments thereof may be exercisable. Except as specified under the award by the NC&G Committee in the event of a change of control or similar event, or the participant’s termination of employment due to death, disability or retirement, no SAR may be exercised earlier than the first anniversary of the grant date.
Restricted Share Awards
Our NC&G Committee may authorize grants to participants of restricted shares. An award of restricted shares involves the immediate transfer to a participant of ownership of a specific number of shares in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of our NC&G Committee. The transfer may be made without additional consideration from the participant. Our NC&G Committee may specify performance objectives that must be achieved for the restrictions to lapse or for the restricted shares to be granted. Restricted shares may be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by our NC&G Committee. At the discretion of our NC&G Committee, any grant or sale of restricted shares may provide for the earlier termination of the risk of forfeiture in the event of a change of control of our company or a similar event or in the event of the participant’s termination of employment due to death, disability or retirement. Except under the foregoing circumstances as approved by our NC&G Committee, restricted shares are subject to a minimum one year vesting period (provided that restricted share awards subject to a performance period may include the performance period as part of the one year minimum vesting period).
RSUs
Our NC&G Committee may authorize grants to participants of RSUs. Each grant may specify one or more performance objectives to be met within a specified period in order for the participant to earn all or some portion of the RSUs. At the discretion of our NC&G Committee, the settlement date for RSU awards may be accelerated in the event of a change of control of our company or a similar event or in the event of the participant’s termination of employment due to death, disability or retirement. Except under the foregoing circumstances as approved by our NC&G Committee, the settlement date for RSUs

6   2022 PROXY STATEMENT

must be at least one year following the grant date (provided that RSU awards subject to a performance period may include the performance period as part of the one year minimum settlement date). To the extent earned, RSUs will be paid to the participant at the time and in the manner determined by our NC&G Committee in (i) cash, (ii) shares of our common stock or (iii) any combination thereof. Any grant of RSUs may provide for the payment to the participant of dividend equivalents in cash or in additional shares of stock on a current, deferred or contingent basis.
Other Stock-Based Awards
Under the LTIP, as amended by our Board in March 2022, our NC&G Committee would have the right to grant other awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, subject to such terms and conditions as our NC&G Committee may determine. At the discretion of our NC&G Committee, the settlement date for other stock-based awards may be accelerated in the event of a change of control of our company or a similar event or in the event of the participant’s termination of employment due to death, disability or retirement. Except under the foregoing circumstances as approved by our NC&G Committee, the settlement date for other stock-based awards must be at least one year following the grant date (provided that other stock-based awards subject to a performance period may include the performance period as part of the one year minimum settlement date). To the extent earned, other stock-based awards will be paid to the participant at the time and in the manner determined by our NC&G Committee in (i) cash, (ii) shares of our common stock or (iii) any combination thereof. Any grant of other stock-based awards may provide for the payment to the participant of dividend equivalents in cash or in additional shares of stock on a current, deferred or contingent basis.
Performance-Based Compensation
Awards granted under the LTIP may be subject to specified performance criteria established by the NC&G Committee. Such performance goals may include, but are not limited to, performance based on one or more of the following criteria:
•
EBITDA;

•
EBIT;

•
net earnings;

•
net income;

•
operating income;

•
earnings per share;

•
book value per share;

•
return on shareholders’ equity;

•
capital expenditures;

•
expenses and expense ratio management;

•
return on investment;

•
improvements in capital structure;

•
profitability of an identifiable business unit or product;

•
maintenance or improvement of profit margins;

•
stock price;

•
market share;

•
revenues or sales;

•
costs;

•
cash flow;

•
working capital;

•
return on (net) assets;

•
economic value added;

•
gross or net profit before or after taxes;

•
objectively determinable goals with respect to service or product delivery, service or product quality, inventory management, customer satisfaction, meeting budgets and/or retention of employees; or

2022 PROXY STATEMENT   7

•
total shareholder return or relative total shareholder return.

Adjustments
The LTIP provides that (i) the NC&G Committee may make appropriate equitable adjustments to the maximum number of shares of our stock available for issuance under, and other sublimits stated in, the plan and (ii) the NC&G Committee shall make appropriate equitable adjustments to the number of shares covered by outstanding awards and the exercise prices and performance measures applicable to outstanding awards, in any case to reflect changes in our capital structure on account of any stock dividend, stock split, recapitalization or other change in capital structure, any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization or partial or complete liquidation or other distribution of assets of our company or any event constituting an equity restructuring under the Code. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code.
Transferability
Except as provided below, no award under the LTIP may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and SARs may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. Our NC&G Committee may expressly provide in an award agreement (other than an incentive stock option award agreement) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members or any other entity affiliated with the participant that our NC&G Committee may approve.
Amendment
Our Board may amend the LTIP at any time, except that no amendment or termination may be made without shareholder approval if the amendment would increase the number of shares reserved for issuance and delivery under the plan or otherwise increase the sublimits on (i) the number of shares of our common stock issuable under incentive stock options granted under the LTIP or (ii) the number of shares issuable to any participant in one calendar year. Our NC&G Committee may not reprice any stock option or stock appreciation right or purchase, cancel or buy out an underwater stock option or stock appreciation right, except with shareholder approval.
Duration
The LTIP will remain in effect until terminated by our Board.
United States Federal Income Tax Consequences
The following is a summary of certain material United States federal income tax consequences that generally will arise with respect to awards granted under the LTIP. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each LTIP participant is advised to consult with his or her tax advisor concerning the tax implications of participating in the LTIP.
Incentive Stock Options (or “ISOs”)
No taxable income is recognized by a participant on the grant or vesting of an ISO. If a participant exercises an ISO in accordance with its terms and does not dispose of the shares acquired within two years after the date of the grant of the ISO or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the ISO as a capital gain (instead of compensation income). If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired.
If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such disqualifying disposition will give rise to compensation income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired.
The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

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Non-Incentive Stock Options
A participant will not have income upon the grant of a non-incentive stock option. A participant will have compensation income upon the exercise of a non-incentive stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
SARs
A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Share Awards
A participant will not have income upon the grant of restricted shares unless an election under Section 83(b) of the Code is made within 30 days of the grant date. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock on the grant date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests, the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
RSUs
A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the stock or cash is distributed with respect to an RSU, the participant will have income in an amount equal to the fair market value of the stock or the amount of cash on the date of distribution less the purchase price, if any. When any such stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards
The tax consequences associated with any other stock-based award granted under the LTIP will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to Us
There will generally be no tax consequences to us for any awards made under the LTIP, except that we may be entitled to a deduction if and when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code described below.
Section 162(m)
Section 162(m) of the Code generally disallows a tax deduction to publicly-traded companies for compensation, including stock awards, in excess of $1,000,000 for certain “covered employees” in any year. We anticipate that a portion of the compensation expense related to awards under the LTIP will not be deductible for tax purposes.
Section 409A
Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. We intend for awards granted under the LTIP to be exempt from, or otherwise comply with, Section 409A and the Treasury Regulations promulgated thereunder.

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New Plan Benefits
No new plan benefits table for the LTIP is included in this proxy statement. Except for the annual stock retainer grant equal to $100,000 to be granted to each of our non-employee directors pursuant to our non-employee director compensation program (which we anticipate may be increased to $110,000 for the fiscal 2022 cycle), the benefits or amounts that may be received by or allocated to participants in the LTIP in future years will be determined in the discretion of our NC&G Committee and, accordingly, the benefits that may be received by or allocated to participants in the LTIP in future years is not presently determinable.
Why We Believe Shareholders Should Vote in Favor of the LTIP, as Amended and Restated
Our Board believes that our success depends, in large part, upon our ability to attract, retain and motivate key employees and non-employee directors and, as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our equity-based award program is the primary vehicle for offering long-term incentives to our executive officers.
We believe the LTIP includes provisions, or is otherwise subject to various safeguards, that are designed to protect our shareholders’ interests and to reflect compensation and governance best practices, including:
Independent Committee Administration
The LTIP is administered by our NC&G Committee, whose members are independent under the applicable NYSE listing standards, “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” under Section 162(m) of the Code.
No Discounted Awards
No stock option or SAR may be granted with a per share exercise price less than 100% of the fair market value of shares of our common stock on the grant date.
No Repricing of Stock Options or SARs
The LTIP prohibits the repricing of stock options and SARs, or the exchange of underwater stock options and SARs, in any case without shareholder approval.
Limits on Share Recycling
Shares of our common stock withheld to satisfy tax withholding on an award or to pay the exercise price of any award will not be added back to the number of shares available for issuance under the LTIP.
No Tax Gross-Ups
The LTIP does not provide for any tax gross-ups.
No Evergreen Feature
The LTIP does not include an evergreen funding feature under which the shares available for issuance under the LTIP can be automatically replenished.
Minimum Vesting Requirements
All awards under the LTIP must meet minimum one-year vesting requirements, subject to certain limited exceptions detailed in the plan document which may be approved by our NC&G Committee.
Annual Limit on Participant Awards
The LTIP provides for an annual limit on the number of shares that may be granted to an individual participant pursuant to LTIP awards.
Copies of the LTIP
This summary is not a complete description of all of the provisions of the LTIP. The summary is qualified in its entirety by the full text of the LTIP, a copy of which has been attached to this proxy statement as Appendix A (and which copy reflects the proposed amendments described above). Shareholders are encouraged to read the full text of the LTIP.
Required Vote
Approval of the LTIP requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Because broker non-votes are

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counted as present at the annual meeting for quorum purposes but are not counted as entitled to vote on this proposal, they will have no effect on the vote to approve the LTIP, as amended and restated. Abstentions will have the same effect as a vote against this proposal.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE OXFORD INDUSTRIES, INC. LONG-TERM STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED.
Proposal No. 3: Ratification of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
Our Audit Committee is responsible for appointing and overseeing Oxford’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2022, which appointment was ratified by our full Board. Ernst & Young LLP has served as our independent auditors since 2002.
Our Board considers Ernst & Young LLP to be well qualified and recommends that our shareholders vote to approve its selection. Although shareholder ratification of the selection of our independent registered public accounting firm is not required by law, our Board believes soliciting shareholder approval of Ernst & Young LLP’s selection to be a matter of good corporate governance. A representative of Ernst & Young LLP is expected to participate in the annual meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders.
Required Vote
Ratification of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2022 requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. If our shareholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022, our Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for fiscal 2022 and/or future years.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022.
Proposal No. 4: Non-Binding, Advisory Vote to Approve Executive Compensation
Executive Compensation
We are asking shareholders to indicate their support for our named executive officer compensation practices, as described in this proxy statement. This “say-on-pay” proposal gives our shareholders the opportunity to express their views on our executive compensation practices. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
As further described under “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to maintain a strong link between pay and performance for our named executive officers; align our named executive officers’ interests with those of our shareholders by creating a strong focus on stock ownership; and ensure that we are able to attract and retain talented individuals who can deliver excellent business performance.
Proposed Resolution
We are asking our shareholders to vote on the following resolution at the annual meeting:
RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth herein.
Required Vote
Approval of the say-on-pay resolution requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Because broker

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non-votes are counted as present at the annual meeting for quorum purposes but are not counted as entitled to vote on this proposal, they will have no effect on the vote on the resolution approving executive compensation. Abstentions will have the same effect as a vote against this proposal.
The vote on this say-on-pay proposal is advisory, and therefore the results of this proposal are not binding on our company, our NC&G Committee or our Board. The results of this proposal will not override any decision made by our Board or NC&G Committee. Our Board and our NC&G Committee value the input of our shareholders and to the extent there is any significant vote against this say-on-pay proposal, we will consider our shareholders’ concerns and our NC&G Committee will evaluate whether any actions, in fiscal 2022 or in subsequent years, are appropriate to address those concerns.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL APPROVING EXECUTIVE COMPENSATION.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Directors
Under our articles of incorporation, or charter, our Board must consist of at least nine members, with the specific number fixed by our bylaws, as amended from time to time. Our bylaws have currently set the number of our directors at 11 members, and we currently have 11 members serving on our Board.
Our charter provides that the members of our Board are to be divided into three classes. Our Board currently consists of three Class I directors (Messrs. Dennis M. Love, Clyde C. Tuggle and E. Jenner Wood III), four Class II directors (Messrs. Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith) and four Class III directors (Ms. Helen Ballard, Ms. Virginia A. Hepner, Mr. Thomas C. Gallagher and Mr. Milford W. McGuirt). The terms of our Class III directors expire at the 2022 annual meeting, while the terms of our Class I directors and Class II directors expire in 2023 and 2024, respectively. As further described above under “Proposal No. 1: Election of Directors—Director Nominations,” Mr. Gallagher will retire at the end of our 2022 annual meeting.
Director Nominees
The following sets forth, as of April 14, 2022, certain information concerning our nominees for director, as well as a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of these individuals should serve as a director.
Nominees for Class III Director
Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Helen Ballard	67	1998
Ms. Ballard is the owner of Helen Ballard LLC, a company she formed in 2015 in the business of home furnishing products design. Prior to forming Helen Ballard LLC, Ms. Ballard founded Ballard Designs, Inc. in 1983 and served as its Chief Executive Officer until she retired from that position in 2002. Ballard Designs, Inc. is an omnichannel home furnishing retail business currently part of Qurate Retail, Inc.

Ms. Ballard has more than 20 years of experience in a chief executive capacity. Ms. Ballard also previously served as a member of the Board of Directors of Cornerstone Brands, Inc., which was organized as a conglomerate of companies selling home and leisure goods and casual apparel through catalogs primarily aimed at affluent, well-educated consumers ages 35 to 60. Ms. Ballard’s experience in direct-to-consumer businesses serves our Board well.

Virginia A. Hepner	64	2016
Ms. Hepner retired from her position as President and Chief Executive Officer of The Woodruff Arts Center, a visual and performing arts center, in 2017. Ms. Hepner had served in this capacity since 2012. Prior to joining the Woodruff Arts Center, she served as a consultant to DMI Music and Media Solutions from 2011 until 2012. She is currently a principal investor in GHL, LLC, a private real estate investment partnership for commercial assets. Ms. Hepner retired from Wachovia Bank in 2005 as an Executive Vice President. Ms. Hepner serves as a director of Cadence Bank, including as Chair of its Audit Committee and a member of its Executive Compensation and Stock Incentive Committee. Ms. Hepner is also a member of the Board of Directors of National Vision Holdings, Inc., including as the Chair of its Nominating and Corporate Governance Committee and a member of its Audit Committee. Ms. Hepner previously served as a director of Chexar Corporation (now named Ingo Money, Inc.).

Ms. Hepner has more than 25 years of corporate banking and capital markets experience, including having served as a senior officer with financial oversight responsibilities. Her financial expertise and leadership skills, also evidenced by her experience as a director of publicly held companies and overseeing various aspects of The Woodruff Arts Center’s operations, serve our Board well.

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Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Milford W. McGuirt	65	2020
Mr. McGuirt retired as Managing Partner of the Atlanta office and Mid-South Region of KPMG in 2019. During a 33-year career at KPMG, Mr. McGuirt held a number of leadership positions, including as a senior partner and the National Audit Sector Leader and National Industry Leader for the firm’s higher education practice. Prior to joining KPMG, Mr. McGuirt served as an audit manager with Coopers & Lybrand. Mr. McGuirt became a member of the Board of Directors of Science Applications International Corp. in July 2021 and serves on its Audit and Nominating and Corporate Governance Committees. Mr. McGuirt served as a member of the Board of Directors, Audit Committee and Nominating and Corporate Governance Committee of HD Supply Holdings, Inc. and HD Supply, Inc. from June 2020 until those companies’ acquisition by The Home Depot, Inc. in December 2020.
Mr. McGuirt has more than 40 years of experience in public accounting and audit services, which included recognition as one of Atlanta’s Most Admired CEOs by the Atlanta Business Chronicle in 2017 when he was heading up KPMG’s Atlanta office and Mid-South Region. Mr. McGuirt’s professional experience, which includes extensive board and civic affiliations, provides our Board and Audit Committee with valuable financial expertise, governance insights and strategic leadership.

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Continuing Directors
The following sets forth, as of April 14, 2022, certain information concerning our current Class I and Class II directors, whose terms expire in 2023 and 2024, respectively, as well as a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of these individuals should serve as a director. Each of our Class I and Class II directors is currently expected to remain in office for the remainder of his or her current term.
Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Thomas C. Chubb III	58	2012
Mr. Chubb is our Chairman, Chief Executive Officer and President. Mr. Chubb has served as our Chief Executive Officer and President since 2013 and was elected our Chairman in 2015. Mr. Chubb served as our President starting in 2009, as our Executive Vice President from 2004 until 2009, and as our Vice President, General Counsel and Secretary from 1999 to 2004. Mr. Chubb is a member of the Board of Directors and Audit and Finance Committees of Flowers Foods, Inc.

Mr. Chubb has been an executive with our company for more than 20 years. Mr. Chubb was instrumental in our company’s transformation from its historical domestic private label manufacturing roots to becoming a leading portfolio company engaged in the design, sourcing, marketing and distribution of lifestyle branded apparel products. Mr. Chubb’s previous experience as our General Counsel also gives him key insights into the business, legal and regulatory environment in which we operate. Mr. Chubb’s long history with our organization, his leadership skills and his knowledge of our businesses and industry serve our Board well.

John R. Holder	67	2009
Mr. Holder is Chairman and Chief Executive Officer of Holder Properties, Inc., a commercial and residential real estate development, acquisitions, leasing and management company, and has held that position since 1989. He is a member of the Board of Directors and Compensation, Nominating and Governance Committee of Genuine Parts Company and also serves on the Board of Directors of SunTrust Bank’s Atlanta Region.

Mr. Holder has demonstrated strategic leadership in growing Holder Properties, which has developed over 14 million square feet of commercial and student housing space valued in excess of $3 billion, and also has extensive involvement in the financial and marketing areas of that business. His service as the Chairman and Chief Executive Officer of Holder Properties, together with various board affiliations, including civic organizations, has given him leadership experience, business acumen and financial literacy beneficial to our Board and Audit Committee.

Stephen S. Lanier	44	2018
Mr. Lanier is a Managing Partner of Fremantle Capital, LLC, a private investment firm that seeks to acquire or invest in mature, lower middle market companies primarily in the Southeastern U.S. and Texas. Prior to co-founding Fremantle Capital in 2017, Mr. Lanier spent seven years in leadership positions in operations, compliance, governmental affairs and the office of the general counsel of Southern Company, one of the nation’s largest energy companies. Before joining Southern Company, Mr. Lanier served in the Central Intelligence Agency during the George W. Bush and Barack Obama administrations. Mr. Lanier began his career as a securities analyst for Merrill Lynch. Mr. Lanier currently serves on the Board of Directors of Stonecreek Dental Care.

Mr. Lanier has more than 15 years of private and public sector experience in multiple industries. Mr. Lanier has extensive middle market M&A experience and has worked internationally in various regions. He has a strong financial background, as well as insight into the global markets and regulatory environments in which we operate, all of which provides valuable insights to our Board and Audit Committee.

Dennis M. Love	66	2008
Mr. Love is the retired Chairman of Printpack Inc., a manufacturer of flexible and specialty rigid packaging, a position he held from 2005 until 2017. Mr. Love also served as Chief Executive Officer of Printpack Inc. from 1987 until his retirement from that position in 2016. Mr. Love served as a director of AGL Resources, Inc. from 1999 until that company’s merger with Southern Company in 2016.

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Name	Age	Director Since	Positions Held and Specific Experience and Qualifications

Mr. Love has approximately 30 years of experience as a chief executive and has extensive service as a director of public companies. The insight Mr. Love gained through these affiliations serves our Board well. In addition, Mr. Love’s stewardship of Printpack Inc.’s successful domestic and international acquisitions allows him to offer key insights into our operations and strategic decision making, making him a valuable asset to our Board and Audit Committee.

Clarence H. Smith	71	2003
Mr. Smith is Chairman of the Board and Chief Executive Officer of Haverty Furniture Companies, Inc., a full-service home furnishings retailer. Mr. Smith was elected Chairman of Havertys in 2012 and has served as its Chief Executive Officer since 2003. He served as President and Chief Executive Officer of Havertys from 2003 to 2021, and has served in various other senior management positions at Havertys since 1996. Mr. Smith also serves on the Executive Committee of Havertys.

Mr. Smith has 25+ years of senior management experience at Haverty Furniture Companies, Inc., an Atlanta-based, publicly traded company with over 100 stores in 16 states, which affords our Board and our NC&G Committee valuable insight into compensation, governance and general business practices at a company with a brand management focus and retail and other direct-to-consumer business activities.

Clyde C. Tuggle	61	2011
Mr. Tuggle is a co-founder of Pine Island Capital Partners, a middle-market private equity investment firm. Mr. Tuggle retired as Senior Vice President, Chief Global Public Affairs and Communications Officer of The Coca-Cola Company in 2017, a position he held since 2009, and subsequently served as Senior Advisor to the Chief Executive Officer of Coca-Cola until 2018. During his 30-year career at Coca-Cola, Mr. Tuggle held a number of senior management roles, including as Executive Assistant (chief of staff) to the CEO; Deputy Division President, Central Europe; Senior Vice President, Worldwide Public Affairs and Communication; and President of Coca-Cola’s Russia, Ukraine and Belarus Division. Mr. Tuggle serves on the Board of Directors of Georgia Power Company.

Mr. Tuggle has broad executive management experience at a publicly traded company heavily focused on brand management, which serves our Board well. In addition, Mr. Tuggle’s experience at Coca-Cola, which includes oversight of investor relations and public communications issues, provides key insights to our Board and Audit Committee.

E. Jenner Wood III	70	1995
Mr. Wood served as Corporate Executive Vice President of SunTrust Banks, Inc. from 1994 until his retirement in 2016. He also served as Chairman, President and Chief Executive Officer of the Atlanta Division of SunTrust Bank from 2014 to 2015. During his 40+ year career at SunTrust Bank, Mr. Wood served in various corporate executive positions, including as Chairman, President and Chief Executive Officer of the Atlanta/Georgia Division, the Georgia/North Florida Division, and SunTrust Bank Central Group. Mr. Wood is a director of Southern Company, where he serves on the Finance and Compensation and Management Succession Committees, and Genuine Parts Company, where he serves on the Compensation, Nominating and Governance Committee.

Mr. Wood’s professional career includes more than 20 years in executive management positions with SunTrust Banks, Inc. and its various affiliates. Mr. Wood’s insights with respect to financial issues and the financial services industry generally, including as it relates to the retail and business aspects of SunTrust Banks’ operations, together with his extensive experience on the boards of directors and committees of various public and private companies, make him a valuable asset to our Board.

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Director Skills and Qualifications
The following matrix highlights certain relevant qualifications, skills and experiences of our director nominees and continuing directors. The qualifications summarized in this matrix are not exhaustive, as each of our directors brings a broad array of insights and experiences that serve our Board well. We believe that each of our directors possesses the knowledge and skills necessary to contribute to the effective oversight of our business and operations.
	Ballard	Chubb	Hepner	Holder	Lanier	Love	McGuirt	Smith	Tuggle	Wood
Executive Leadership Experience
Public Company Board Experience
Consumer Insights and Branding
Finance and Accounting
Risk Oversight
Mergers and Acquisitions
Product Development, Sourcing and Merchandising
ESG and Regulatory
Independence
Director Independence
Our Corporate Governance Guidelines provide that we will have a majority of “independent” directors under the New York Stock Exchange’s (“NYSE’s”) listing standards, as determined by the Board, and that, at least annually, our NC&G Committee will review each relationship that exists with a director and his or her related interests for the purpose of determining whether the director is independent. Based in part on our NC&G Committee’s review, our Board annually considers the independence of each of our directors.
At its respective March 2022 meeting, each of our NC&G Committee and full Board considered director independence. As part of this consideration, our NC&G Committee and Board broadly considered all relevant facts and circumstances, including the NYSE’s corporate governance listing standards and all relevant transactions and relationships between each director (including each director’s immediate family members and other affiliates) and our company and/or management to determine whether any relationship might impair the director’s ability to make independent judgments.
Based on this review and consistent with the recommendation of our NC&G Committee, our Board affirmatively determined that all 10 of our non-employee directors (Mses. Ballard and Hepner and Messrs. Gallagher, Holder, Lanier, Love, McGuirt, Smith, Tuggle and Wood) are independent. In evaluating the independence of our directors, our NC&G Committee and Board gave particular consideration to director tenure, overlapping service on various other company boards of directors and personal and familial relationships among current and former executives and directors of our company, deeming none of these relationships material to those individuals’ independence.
Mr. Chubb is currently our Chairman, Chief Executive Officer and President, and therefore not considered an independent director.
Corporate Governance Guidelines; Conduct Policies
Our Board has adopted Corporate Governance Guidelines that set forth certain guidelines for the operation of the Board and its committees. In accordance with its charter, our NC&G Committee periodically reviews and assesses the adequacy of our Corporate Governance Guidelines. As provided under our Corporate Governance Guidelines, our Board annually conducts a self-evaluation, which our NC&G Committee oversees. Our Board has the authority to engage its own advisors and consultants.
Our Board has also adopted a Code of Conduct applicable to all of our directors, officers and employees, as well as an ethical conduct policy that applies to our senior financial officers, specifically our chief executive officer and our chief financial officer. We intend, if applicable, to disclose amendments to our Code of Conduct and our ethical conduct policy for our senior financial officers (other than technical, administrative or other non-substantive amendments) and material waivers of (or failure to enforce) any provisions of these conduct policies (if applicable to any of our directors or executive officers) on our website at www.oxfordinc.com.
Board Meetings and Committees of our Board of Directors
During fiscal 2021, our Board held four meetings and committees of our Board held a total of six meetings. During fiscal 2021, each of our directors attended 100% of the aggregate number of meetings of our Board and of all committees of which the director was a member. Although we do not have a formal policy requiring attendance by directors at our annual meetings

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of shareholders, as stated in our Corporate Governance Guidelines, we encourage directors to attend our annual meetings of shareholders. All of our directors attended our 2021 annual meeting.
Our Board has a standing Executive Committee, Audit Committee and NC&G Committee. The following table identifies the members of each of these committees as of April 14, 2022 and the number of meetings (and actions taken by written consent in lieu of meetings) held by each of these committees during fiscal 2021.
Name	Executive Committee	Audit Committee	NC&G Committee
Helen Ballard*			X
Thomas C. Chubb III	chair
Thomas C. Gallagher*		X
Virginia A. Hepner*			X
John R. Holder*		X
Stephen S. Lanier*		X
Dennis M. Love*	X	chair
Milford W. McGuirt*		X
Clarence H. Smith*	X		chair
Clyde C. Tuggle*		X
E. Jenner Wood III*	X		X
Total Number of Meetings	0	4	2
Actions by Written Consent	0	1	2

*
Independent Director

Executive Committee
Our Executive Committee has the power to exercise the authority of the full Board in managing the business and affairs of our company, except certain powers that are reserved to our full Board under Georgia law. In practice, our Executive Committee serves as a means for taking action requiring our Board’s approval between its regularly scheduled meetings.
Audit Committee
The purpose of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities with respect to the following: (1) the integrity of our financial statements, reporting processes and systems of internal controls; (2) our compliance with applicable laws and regulations; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of our internal audit department and our independent registered public accounting firm.
The principal duties and responsibilities of our Audit Committee are set forth in its charter. Pursuant to its charter, our Audit Committee has full access to our books, records, facilities and personnel, as well as the express authority to retain, at our company’s expense, any outside legal, accounting or other advisors that it deems necessary or helpful to the performance of its responsibilities. Pursuant to its charter, our Audit Committee is also charged with reviewing our guidelines and policies with respect to risk assessment and risk management, including cybersecurity risks and major financial risk exposures, and the steps taken by our management to monitor and manage those risks. In addition, our Audit Committee may exercise additional authority prescribed from time to time by our Board.
Our Board annually evaluates the financial expertise and independence of the members of our Audit Committee. Following its review in March 2022, our Board determined that Mr. Holder and Mr. Love are “audit committee financial experts,” as that term is defined by the rules and regulations of the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), and that all of the members of our Audit Committee are financially literate in accordance with the NYSE’s governance listing standards and SEC rules and regulations.
Nominating, Compensation & Governance Committee (or NC&G Committee)
The purpose of our NC&G Committee is to: (1) assist our Board in fulfilling its responsibilities with respect to the compensation of our executive officers; (2) recommend candidates for all directorships to be filled; (3) identify individuals qualified to serve as members of our Board; (4) review and recommend committee appointments; (5) take a leadership role in shaping our corporate governance; (6) develop and recommend our Corporate Governance Guidelines to our Board for adoption; (7) lead our Board in an annual review of its own performance; and (8) perform other functions that it deems necessary or appropriate. Pursuant to its charter, our NC&G Committee has the express authority to retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor, at our company’s expense.

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Our NC&G Committee also has the following responsibilities, among others, related to compensation matters: (1) administering our restricted stock and stock option plans; (2) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and determining the compensation of our Chief Executive Officer based upon this evaluation; (3) reviewing and approving the compensation of our non-CEO executive officers; and (4) making recommendations to our Board regarding certain incentive compensation plans and equity-based plans. In addition, as part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking.
Following its review in March 2022, our Board determined that all of the members of our NC&G Committee are independent and meet the enhanced independence standards applicable to compensation committee members under the NYSE’s corporate governance listing standards and SEC rules and regulations.
Environmental, Social and Governance Oversight
Our Board is ultimately charged with overseeing the risks to our business on behalf of our shareholders, and we believe that our Board’s active involvement in oversight of environmental, social and governance (ESG) risks and initiatives affords us tremendous benefits. Our Audit Committee is responsible for overseeing our enterprise risk management (ERM) program, and management reports quarterly to the Audit Committee on the status of various aspects of the ERM program. As part of our management’s execution of the ERM program, specific consideration is given to risks to our business associated with our supply chain, as well as the health and safety of employees and customers, privacy and data security and sustainability. In addition, our General Counsel reports quarterly to the Audit Committee about any questions relating to ethics or our Code of Conduct raised by individuals within our organization and/or externally. Our NC&G Committee has broad oversight responsibilities for, among other things, our governance structure, including expectations and requirements embedded in our charter, bylaws and Corporate Governance Guidelines, and our executive compensation policies and practices. Within our Corporate team, we have a cross-functional steering committee comprised of our Senior Vice President of Operations, our Chief Human Resources Officer, our General Counsel/Treasurer, our Vice President of Strategic Planning and Business Development and our Corporate Social Responsibility Manager who, with input from others on our Executive Leadership Teams, assess ESG opportunities within our industry and collaborate with our brands on potential opportunities to execute brand-specific ESG initiatives. Additional information regarding oversight of ESG matters within our company, as well as our company’s corporate social responsibility initiatives, may be found on our website at www.oxfordinc.com.
Meetings of Non-Employee Directors
Pursuant to our Corporate Governance Guidelines, our non-employee directors periodically meet separately in executive sessions. Mr. Wood, as our lead director, chaired the meetings of our non-employee directors during fiscal 2021.
Board Leadership
Our Board is responsible for governing the affairs of our company for the benefit of our shareholders. In discharging this responsibility, our Board relies on the judgment, business acumen and experience of our qualified management team. Our directors believe that the appropriate leadership structure for our Board may change from time to time. As stated in our Corporate Governance Guidelines, our Board does not have a policy as to whether our Chief Executive Officer should also serve as chair of our Board. The Board makes this decision as it deems appropriate from time to time based upon the relevant factors applicable to each case.
Our Board is currently comprised of 10 independent directors and one management director (our current Chairman, Chief Executive Officer and President, Mr. Chubb). In electing Mr. Chubb as our Chairman in 2015, our Board considered Mr. Chubb’s leadership qualities; management capability; knowledge of our business and industry; long-term, strategic perspective demonstrated over the course of many years; and performance as our Chief Executive Officer and President.
In Mr. E. Jenner Wood III, we also have an active, engaged lead (independent) director. In his capacity as the lead director, Mr. Wood sets the agenda for, and chairs, executive sessions of our non-employee directors; serves as a liaison between independent directors and Mr. Chubb; and serves as a liaison between our shareholders and our independent directors. As lead director, Mr. Wood is in regular contact with Mr. Chubb about our operating results and activities, risks to our business, management succession and our business prospects.
We also have a supermajority of independent directors, regular meetings of our non-employee directors in executive session and an Audit Committee and NC&G Committee (each of which reports to our full Board on a quarterly basis on significant committee activities) comprised solely of independent directors. Our Board believes the current leadership structure, comprised of an executive chair and CEO balanced with a strong lead director tasked with significant specified duties, is in the best interests of our company and shareholders.

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Director Nomination Process
In accordance with our Corporate Governance Guidelines, our NC&G Committee periodically reviews the skills and characteristics required of our directors. This assessment includes issues such as independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment, as well as other criteria that our NC&G Committee finds to be relevant. We believe continuity in director service promotes stability and provides our company with the benefit of accumulated familiarity and insight. Accordingly, our NC&G Committee’s process for identifying nominees reflects our company’s practice of re-nominating incumbent directors whom the committee believes will continue to beneficially contribute to our Board.
In order to accomplish its objectives, our NC&G Committee’s evaluations of potential candidates generally involve a review of the candidate’s background and credentials, interviews of a candidate by members of our Board and discussions among our directors. Based on its evaluation in light of the foregoing factors, our NC&G Committee recommends candidates to our full Board which, in turn, selects candidates to be nominated for election by shareholders or to be elected by our Board to fill a vacancy.
Board Diversity
Although our Board does not follow any ratio or formula to determine the appropriate composition of directors, consistent with our Corporate Governance Guidelines, our NC&G Committee recognizes that a diversity of viewpoints and practical experiences can enhance our Board’s effectiveness. Accordingly, it is the practice of our NC&G Committee in evaluating the diversity of potential director candidates to give particular consideration to the diverse experiences and perspectives that a prospective candidate may bring to our Board, including diversity of age, gender, race or ethnicity and professional experiences and skills. Although our NC&G Committee and Board routinely reassess the Board’s composition, we believe our directors possess the diversity of backgrounds, experiences and qualifications necessary for effective oversight and strategic decision-making. A snapshot of certain characteristics of our directors is depicted in the charts below.

Director Compensation
Compensation Program for Fiscal 2021
For fiscal 2021, our non-employee directors were compensated in accordance with the following program guidelines:
•
an annual stock retainer in the form of restricted stock (subject to a vesting period generally coinciding with one year of service on our Board) granted to each non-employee director with a grant date fair value of $100,000;

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•
an annual cash retainer of $45,000 payable in quarterly installments to each non-employee director; and

•
an additional annual cash retainer of $12,500 payable in quarterly installments to our lead director and the chairs of our Audit and NC&G Committees.

To further facilitate our directors increasing their ownership of our stock, our non-employee directors are given the option to elect to receive their annual cash retainers in the form of a one-time restricted stock grant having a grant date fair value equal to the retainer. For fiscal 2021, two of our non-employee directors elected to receive their cash retainers in the form of restricted stock.
Under our Deferred Compensation Plan, our non-employee directors are eligible to defer receipt of up to 100% of their cash retainers. Non-employee directors are permitted to “invest” their deferred fees among a platform of investment options that are available to our eligible employees who participate in the plan. Our Deferred Compensation Plan is an unfunded, non-qualified deferred compensation plan, and participants’ account balances are subject to the claims of our company’s creditors. In the event that our company becomes insolvent, participants in the plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating directors with the long-term interests of our shareholders. Because our Deferred Compensation Plan does not provide above-market, fixed rates of return, earnings under the plan are not included in the table below under “—Director Compensation for Fiscal 2021.” One of our non-employee directors elected to participate in our Deferred Compensation Plan during fiscal 2021.
Director compensation is paid for the 12-month period commencing with each annual meeting of shareholders. Accordingly, the fiscal 2021 director compensation program described above applies to the period starting with the 2021 annual meeting held on June 15, 2021 and concluding with this year’s annual meeting and does not coincide with our 2021 fiscal year for which director compensation is reported in the table below under “—Director Compensation for Fiscal 2021.”
As an employee director, our Chairman, Chief Executive Officer and President, Mr. Thomas C. Chubb III, is not compensated for his service on our Board.
Director Compensation for Fiscal 2021
The table below summarizes the compensation for our non-employee directors for fiscal 2021.
Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)(3)
Helen Ballard	45,073	99,927	1,904	146,904
Thomas C. Gallagher	45,073	99,927	1,904	146,904
Virginia A. Hepner	45,073	99,927	1,904	146,904
John R. Holder	2	144,998	2,430	147,430
Stephen S. Lanier	45,073	99,927	1,904	146,904
Dennis M. Love	48	157,452	2,575	160,075
Milford W. McGuirt	45,073	99,927	1,834	146,834
Clarence H. Smith	57,573	99,927	1,904	159,404
Clyde C. Tuggle	45,073	99,927	1,904	146,904
E. Jenner Wood III	57,573	99,927	1,904	159,404

(1)
Represents the aggregate grant date fair value of restricted stock granted in fiscal 2021, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found under the caption “Equity Compensation” in Notes 1 and 8 in our 2021 Annual Report on Form 10-K. As of January 29, 2022, Mr. Holder held 1,125 restricted shares of our common stock; Mr. Love held 1,156 restricted shares of our common stock; and each of our other non-employee directors held 1,011 restricted shares of our common stock.

(2)
Represents the dollar value of dividends paid on unvested stock awards which was not factored into the grant date fair value for the stock.

(3)
In addition, from time to time, our directors receive discounted and complimentary meals, apparel and related merchandise. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our directors and, in accordance with SEC rules and regulations, have excluded them from this table.

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Stock Ownership and Retention Guidelines
To reinforce the alignment of the interests of our directors with the long-term interests of our shareholders, our Board has established stock ownership guidelines applicable to our non-employee directors. Under these guidelines, each of our non-employee directors is expected within four years to accumulate and hold shares of our common stock having a fair market value equal to 2.0x the director’s annual retainer. Each of our directors has either met or is on track to meet his/her ownership guideline within the requisite time frame.
Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the lapse of restrictions on restricted stock (net of funds reasonably expected to be necessary to satisfy applicable taxes) that applies to our non-employee directors.

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EXECUTIVE OFFICERS
All of our executive officers are elected by and serve at the discretion of our Board. The following table sets forth information, as of April 14, 2022, about our executive officers, with the exception of our Chairman, Chief Executive Officer and President Mr. Chubb, whose biographical information is provided above under “Corporate Governance and Board Matters—Directors—Continuing Directors” on page 15:
Name	Age	Title	Biography
Thomas E. Campbell	58	Executive Vice President and Chief Information Officer
Mr. Campbell is Executive Vice President and Chief Information Officer and was named to that position in 2021. Previously, Mr. Campbell served as our Executive Vice President-People & Technology from 2019 until 2021; Executive Vice President-Law and Administration, General Counsel and Secretary from 2014 to 2019; Senior Vice President-Law and Administration, General Counsel and Secretary from 2011 to 2014; Senior Vice President-Law, General Counsel and Secretary from 2008 to 2011; and Vice President-Law, General Counsel and Secretary from 2006 to 2008.

K. Scott Grassmyer	61	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Mr. Grassmyer is Executive Vice President, Chief Financial Officer and Chief Operating Officer. Mr. Grassmyer was promoted to the additional role of Chief Operating Officer in March 2022 and has served in the capacity of Chief Financial Officer, including as our Executive Vice President and Chief Financial Officer and Executive Vice President-Finance, Chief Financial Officer and Controller, since 2014. Previously, Mr. Grassmyer served as Senior Vice President-Finance, Chief Financial Officer and Controller from 2011 to 2014; Senior Vice President, Chief Financial Officer and Controller from 2008 to 2011; Senior Vice President and Controller from 2004 to 2008; Vice President and Controller from 2003 to 2004; and Controller from 2002 to 2003.

Michelle M. Kelly	43	Chief Executive Officer, Lilly Pulitzer
Ms. Kelly is Chief Executive Officer, Lilly Pulitzer (one of our operating groups) and has held that position since 2016. She served as President of Lilly Pulitzer from 2015 until her promotion in 2016. Ms. Kelly has worked for Lilly Pulitzer for more than 15 years and prior to her promotion in 2015, served as Executive Vice President, Brand Distribution, Marketing & Merchandising from 2014 to 2015; Senior Vice President, Brand Distribution, Marketing & Merchandising from 2013 to 2014; Senior Vice President, Merchandising, Marketing and Retail from 2010 to 2013; and Vice President, eCommerce, Online Marketing & Stores in 2010.

Suraj A. Palakshappa	46	Senior Vice President, General Counsel, Treasurer and Secretary
Mr. Palakshappa is Senior Vice President, General Counsel, Treasurer and Secretary. Mr. Palakshappa was named Treasurer in March 2022 and has served as our General Counsel and Secretary, including as our Vice President-Law, General Counsel and Secretary, since 2019. Prior to being named General Counsel, Mr. Palakshappa served as our Vice President-Law, Deputy General Counsel and Assistant Secretary from 2015 until 2019. Mr. Palakshappa has been a member of our legal department since 2006.

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Name	Age	Title	Biography
Douglas B. Wood	57	Chief Executive Officer, Tommy Bahama
Mr. Wood is Chief Executive Officer, Tommy Bahama (one of our operating groups) and has held that position since 2016. Prior to his promotion in 2016, Mr. Wood served as Tommy Bahama’s President and Chief Operating Officer from 2008 to 2016 and as its Chief Operating Officer from 2001 to 2008.

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EXECUTIVE COMPENSATION
Introduction
In this section of the proxy statement, we provide information about our executive compensation program specifically as it relates to our “named executive officers,” or NEOs. This information includes: (1) a Compensation Discussion and Analysis (CD&A) discussing, among other things, how and why our NC&G Committee (which we refer to in this section of the proxy statement as our “compensation committee”) made its fiscal 2021 compensation decisions for our NEOs in Spring 2021; (2) the compensation tables required by the SEC’s rules and regulations; (3) a summary of certain limited arrangements with our NEOs that provide for payments upon defined change of control events or upon termination of employment; and (4) disclosure of the ratio of the annual total compensation of our Chief Executive Officer to that of our median compensated employee, as required by and determined in accordance with the SEC’s rules.
The CD&A primarily focuses on our 2021 compensation programs, actions and outputs. As described further in the CD&A, in making its fiscal 2021 compensation decisions in early fiscal 2021, our compensation committee engaged in thoughtful dialogue with our management and carefully reviewed our executive compensation programs to ensure that realized compensation outcomes strongly align with our company’s performance and our shareholders’ interests, including consideration of the challenges to our business presented by the COVID-19 pandemic and anticipated continued impacts on the retail apparel industry at that time.
Under the SEC’s rules, our NEOs for purposes of this proxy statement consist of our principal executive officer, our principal financial officer and the three other most highly compensated executive officers who were serving at the end of fiscal 2021. For fiscal 2021, our NEOs were as follows:
•
Mr. Thomas C. Chubb III, Chairman, Chief Executive Officer and President (our principal executive officer);

•
Mr. K. Scott Grassmyer, Executive Vice President, Chief Financial Officer and Chief Operating Officer (our principal financial officer);

•
Mr. Thomas E. Campbell, Executive Vice President and Chief Information Officer;

•
Ms. Michelle M. Kelly, Chief Executive Officer, Lilly Pulitzer; and

•
Mr. Douglas B. Wood, Chief Executive Officer, Tommy Bahama.

Compensation Discussion and Analysis
Executive Summary
We are a leading branded apparel company that designs, sources, markets and distributes products bearing the trademarks of our Tommy Bahama, Lilly Pulitzer, Southern Tide, The Beaufort Bonnet Company and Duck Head lifestyle brands. Tommy Bahama and Lilly Pulitzer, in the aggregate, represent more than 90% of our net sales. During fiscal 2021, 80% of our net sales were through our direct-to-consumer channels of distribution and 97% of our consolidated net sales were to customers located in the United States.
Our business strategy is to develop and market compelling lifestyle brands and products that evoke a strong emotional response from our target consumers. We consider lifestyle brands to be those brands that have a clearly defined and targeted point of view inspired by an appealing lifestyle or attitude. Furthermore, we believe lifestyle brands that create an emotional connection can command greater loyalty and higher price points at retail and create licensing opportunities. We believe the attraction of a lifestyle brand depends on creating compelling product, effectively communicating the respective lifestyle brand message and distributing products to consumers where and when they want them.
Fiscal 2021 Overview and Highlights
While the challenges of the COVID-19 pandemic continued to impact our operations in fiscal 2021, including supply chain disruptions, freight delivery issues and ongoing governmental restrictions affecting our retail and food and beverage locations, the economic environment improved significantly during the year. Excellent execution at each of our operating groups allowed our company to capitalize on exceptionally strong consumer demand to achieve record performance in each of our brands and record net earnings as a company. Our compensation committee made decisions with respect to executive officer compensation early in fiscal 2021, largely in advance of visibility into the rebound in consumer demand for our products, and set what we believed were meaningful performance goals consistent with our outlook and the challenges facing our business at that time. As part of its decision making process, our compensation committee took into consideration market practice and retention considerations in light of measures taken to preserve liquidity during fiscal 2020, including base salary reductions and suspension of our annual incentive compensation program. Despite significant uncertainty at the start of fiscal 2021, each of our brands ultimately achieved strong growth, not only compared to fiscal 2020, but also as compared to pre-pandemic fiscal 2019 levels, including full-price e-commerce growth, strong full-price sales in our retail stores and growth in our Tommy Bahama

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food and beverage business. This success builds on decisions we made during fiscal 2020 and prior to the COVID-19 pandemic, including maintaining our focus on long-term strategic initiatives such as our initiative to improve the profitability of our Tommy Bahama business and investments in technology across the enterprise. We believe that our remarkable performance in fiscal 2021 is due in large part to our talented, highly engaged and motivated teams, who we believe will continue to be key to our success in delivering long-term value to shareholders.
Consideration of Last Year’s Advisory Say-On-Pay Votes
At our 2021 annual meeting, we held an advisory vote seeking shareholder approval of a “say-on-pay” proposal approving our NEO compensation program. At the 2021 annual meeting, over 99.7% of the votes cast on our say-on-pay proposal were in support of our NEO compensation program, as described in our 2021 proxy statement. Our compensation committee values the input of our shareholders, and to the extent there is any significant vote against the say-on-pay proposal, it will consider our shareholders’ concerns and evaluate whether any actions are appropriate to address those concerns. Our compensation committee regularly evaluates market compensation practices, taking into consideration information relating to compensation paid by peers, and implements changes as it deems appropriate. The compensation committee invites our shareholders to communicate any concerns or opinions on executive pay directly to our Board of Directors. Please refer to “Additional Information—Communications to our Board of Directors” for information about communicating with our Board.
Compensation Philosophy and Objectives
Our executive compensation programs are designed to:
•
maintain a strong link between pay and performance;

•
align our NEOs’ interests with those of our shareholders; and

•
ensure that we are able to attract and retain talented individuals.

Consistent with these objectives, our NEO compensation practices in recent years have factored in the following, which we believe are in the long-term best interests of our shareholders:
What We Do	What We Don’t Do
We tie a significant percentage of each NEO’s potential total compensation opportunities to performance of our company and/or our operating groups	We do not have employment or severance agreements with our NEOs
We provide a mix of short-term and long-term incentives with rigorous financial and non-financial performance requirements	We do not provide our NEOs with incentives that encourage excessive risk-taking
Our equity compensation awards generally contain only a “double trigger” change in control acceleration of vesting	We do not provide our NEOs with excise or other tax gross ups
We maintain a robust stand-alone recoupment or “clawback” policy for incentive-based cash and equity compensation paid to our NEOs	We do not permit the repricing or cash buyouts of stock options or SARs without shareholder approval

Compensation decisions for NEOs are made by an independent compensation committee advised by an independent compensation consultant, with benchmarking against a thoughtfully assembled and representative peer group
We do not permit liberal share recycling or “net share counting” on equity awards
We condition severance payments upon a release of claims	We do not permit our directors and executive officers to hedge the economic risk of ownership of our company’s stock
We have meaningful stock ownership requirements for executives and retention guidelines, or holding periods, on exercised stock options and vested restricted stock that apply to our NEOs	We do not permit our directors and executive officers to pledge their interests in our company’s stock as a form of security
We have an annual say-on-pay vote	We do not provide guaranteed incentive awards for executives
We provide only modest perquisites, namely complimentary or discounted availability of our products, that serve the best interests of our business and are common practice in our industry	We do not pay dividends or dividend equivalents on performance-based equity awards during the applicable performance period

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Compensation Decision Process
Compensation Consultants.   Pursuant to its charter, our compensation committee has the authority, with our company’s funding, to retain or obtain the advice of a compensation consultant to assist in the performance of its responsibilities, provided, that, it will retain such an advisor only after taking into consideration relevant factors relating to the advisor’s independence from our management.
Our compensation committee again retained Mercer (US) Inc. as its compensation consultant during fiscal 2021 to assist and advise with various executive compensation matters, including the total compensation paid to our executive officers relative to market data, the individual components of executive officer compensation and the peer group used in reviewing and formulating executive officer compensation and changes to our executive compensation programs in response to the COVID-19 pandemic.
In relation to our compensation committee’s retention of Mercer, our compensation committee considered various factors relating to Mercer’s independence, including those enumerated by the NYSE. As part of its evaluation, our compensation committee considered the following: Mercer’s parent company, Marsh & McLennan Companies, and affiliates provide insurance and benefits brokerage services to our company; the fees paid to Marsh & McLennan (including Mercer) in connection with those brokerage services represented a nominal amount of the revenues generated by that company; Mercer’s policies and procedures relating to conflicts of interest; the fact that the Mercer consultants that work with our company do not own any of our common stock; and certain consulting services provided by Mercer to current and former employers of certain of our compensation committee members. Following its review, our compensation committee concluded that Mercer was independent.
Roles of Compensation Committee and Independent Compensation Consultant.   The following table summarizes the respective roles of our compensation committee and its compensation consultant in the decision-making process with respect to NEO compensation, in particular for fiscal 2021:
Participant	Roles
Compensation Committee
•
Establishes and communicates the performance objectives for our Chief Executive Officer

•
Evaluates the performance of our Chief Executive Officer

•
Determines and approves the base salary and cash incentive award opportunities for our Chief Executive Officer

•
Reviews our Chief Executive Officer’s compensation recommendations for, and performance evaluation of, each of our other NEOs

•
Approves the base salary and cash incentive award opportunities for each of our other NEOs

•
Reviews and approves all equity compensation awards, including those to our NEOs

•
Oversees our company’s risk profile that results from our compensation programs

•
Engages a compensation consultant, as it deems appropriate, to assist the committee

Committee’s Compensation Consultant
•
Reviews compensation programs and recommendations for total and component compensation for our NEOs relative to market comparables

•
Reviews and provides recommendations for peer group composition

•
Reviews and provides recommendations for program design for equity compensation programs and cash incentive plans for our NEOs

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Roles of Executive Officers.   Our Chairman, Chief Executive Officer and President reviews performance of our other executive officers, provides our compensation committee with base salary and target cash and equity incentive compensation recommendations for our other executive officers (without making recommendations with respect to his own compensation) and, together with our Executive Vice President, Chief Financial Officer and Chief Operating Officer and other executive officers, recommends performance goals applicable to performance-based compensation. During fiscal 2021, our Executive Vice President and Chief Information Officer, our Executive Vice President, Chief Financial Officer and Chief Operating Officer and our Senior Vice President, General Counsel, Treasurer and Secretary attended portions of our compensation committee meetings, at the invitation of the committee, assisted with the design and implementation of our compensation programs, including equity compensation programs, and reviewed and provided guidance on market data on executive officer compensation and key legal and corporate governance developments relating to compensation practices.
Market Data.   We utilize market surveys to obtain a general understanding of compensation practices and trends, and in evaluating market comparisons of compensation paid to our NEOs when making compensation recommendations and decisions for our NEOs. For fiscal 2021 compensation reviews, we utilized the applicable IPAS Global Consumer Goods Survey; Mercer’s Executive Remuneration Surveys; and Willis Towers Watson’s General Industry and Retail/Wholesale Survey Reports on Executive Compensation. We do not have any input into the companies that make up these surveys.
In addition, our compensation committee reviews compensation data obtained from publicly available sources for peer companies. For fiscal 2021, our compensation committee reviewed relevant compensation data from the following companies:
The Buckle, Inc. Carter’s, Inc. The CATO Corporation Chico’s FAS, Inc. The Children’s Place, Inc. Columbia Sportswear Company	Crocs, Inc. Deckers Outdoor Corporation Delta Apparel, Inc. G-III Apparel Group, Ltd. Guess?, Inc. J.Jill, Inc.	lululemon athletica inc. Steven Madden, Ltd. Urban Outfitters, Inc. Vera Bradley, Inc. Zumiez Inc.
At Mercer’s recommendation, Zumiez Inc. was added to our peer company group for fiscal 2021 based on its revenue size and business offerings. RTW Retailwinds, Inc. was removed from our peer company group for fiscal 2021 following its bankruptcy.
Elements of Executive Officer Compensation
Total compensation for our NEOs in recent years has generally consisted of the following elements:
In evaluating and approving our fiscal 2021 executive officer compensation program in March 2021 and May 2021, our compensation committee reviewed actions taken in fiscal 2020 to mitigate the impact of the COVID-19 pandemic on our business and carefully reassessed each element of the program in light of our compensation philosophy and objectives, our company’s performance, retention considerations and the current economic environment and conditions in the retail apparel industry. The following table summarizes each component of our executive compensation program and key actions taken with respect to that component in fiscal 2021.

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Compensation Component	Purpose	Actions Taken in Fiscal 2021
Base Salary	Base salary provides a competitive level of guaranteed cash compensation that allows us to attract and retain qualified executives and to compensate them for performing basic job responsibilities.	We restored base salaries to pre-COVID-19 levels and increased base salaries for certain of our NEOs.
Short-Term/Annual Incentive Compensation
Cash incentive awards provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance and are used, among other things, to attract and retain qualified executives; align the compensation paid to our executive officers with our company’s performance; and motivate our executive officers to work to achieve and exceed specific company performance goals.

We reinstated our short-term incentive compensation program with target awards based on the performance of our company as a whole and our Tommy Bahama and Lilly Pulitzer operating groups during the first half of fiscal 2021 and, separately, the full 2021 fiscal year.

Long-Term Equity Compensation (both performance-vesting and time-vesting)
Long-term equity compensation awards provide our NEOs with equity compensation opportunities under our LTIP based on company performance and/or the satisfaction of multi-year service requirements, which further aligns the interests of our executives with those of our shareholders by encouraging retention, motivating our executive officers to work to achieve and exceed performance goals and rewarding increases in stock price.

We continued our recent practice of issuing both time-based awards and performance-based awards, including issuing performance-based awards based on total shareholder return relative to peer companies in our industry over a three-year period.

Benefits and Modest Perquisites
Our NEOs are generally eligible to participate in various health, life insurance, retirement, stock purchase, disability and merchandise discount plans we have established for other employees and/or executives. These benefit plans and perquisites are designed to attract and retain key employees by providing benefits competitive with those generally available.
We reinstated a company match under our 401(k) retirement savings plan, which was suspended during the 2020 calendar year in response to the impact of the COVID-19 pandemic.
Target Compensation Levels.   In establishing specific base salary amounts and cash incentive award target amounts payable to any individual NEO, our compensation committee takes into consideration a number of factors, such as the individual’s specific role, the individual’s performance and accomplishment of significant business strategies, the size of the individual’s operating group or business unit, the oversight and other responsibilities of the individual, the individual’s employment experience, the individual’s compensation history at our company, other factors related to the scope or unique nature of the position’s responsibilities and retention considerations. In recent years, our compensation committee has also generally utilized the median of total cash compensation (base salary and cash incentive awards) for similar positions identified using industry and general market data, as well as that of similarly situated executives at the peer company group, as a guideline for evaluating and approving the target total cash compensation for our NEOs.
In approving the amount of long-term equity compensation granted to our NEOs, our compensation committee reviews market data to understand trends and general compensation practices (for example, typical vesting periods, types and values of equity grants, the mix of guaranteed and performance-based compensation and/or the mix of cash and equity compensation).
Compensation Mix.   Our compensation committee reviews all components of the compensation payable to our NEOs, including base salaries, cash incentive awards and long-term equity compensation. Our compensation committee generally increases target incentive award levels for an NEO as such officer’s responsibilities within our organization increase, thereby more heavily weighting the performance-based elements of compensation for our most senior executives who are more likely to have a strong and direct impact in achieving strategic and financial goals that are most likely to affect shareholder value. Our compensation committee believes that the best interests of our shareholders are served by tying pay to performance and subjecting a meaningful proportion of our NEOs’ total compensation to the achievement of company and/or operating group goals. Consistent with this philosophy, and after assessing market practices, our compensation committee has focused in recent years on increasing performance-based compensation elements as a percentage of the total target compensation for

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Mr. Chubb and our other NEOs. When approving the total target compensation of our NEOs, our compensation committee takes into consideration the allocation of the total compensation to base salary, short-term incentive compensation and long-term equity compensation.
We have four primary elements of direct compensation for our NEOs, which are described in further detail below: base salary; short-term/annual (cash) incentive compensation; performance-based long-term equity awards with specified service requirements; and service-based long-term equity awards. The charts below illustrate the proportion of the total target direct compensation of our CEO and of our other NEOs as a group which is “at risk” compensation tied to our company’s performance:
Base Salary
Our compensation committee utilizes base salaries to provide a fixed amount of compensation to our NEOs for the performance of their duties. Base salaries of our NEOs are reviewed on an annual basis. Our compensation committee determines the salary of our Chief Executive Officer and reviews and approves (with or without modification) our Chief Executive Officer’s recommended salaries for our other executive officers.
Base Salaries for Fiscal 2021
In April 2020, as part of an effort to preserve liquidity in response to the COVID-19 pandemic, our compensation committee approved voluntary reductions in the base salary of Mr. Chubb, Mr. Grassmyer, Mr. Wood and Mr. Campbell for all or a portion of the remainder of fiscal 2020. In March 2021, following a review of the financial performance of our company and various business units, which included consideration of the ongoing impacts of the COVID-19 pandemic and the successful measures taken to preserve liquidity during fiscal 2020, our compensation committee determined that it was appropriate to restore the base salary of Mr. Chubb and Mr. Wood to their pre-pandemic levels. In addition, our compensation committee approved an increase of 3% in the base salaries of Mr. Grassmyer and Mr. Campbell, from $425,000 to $437,750, which our compensation committee believed was appropriate in light of the contributions by Mr. Grassmyer and Mr. Campbell in developing and implementing strategic initiatives to position our company to successfully navigate the challenges of the COVID-19 pandemic and better position us for long-term success. Our compensation committee also approved an increase in Ms. Kelly’s base salary of approximately 3.1%, from $567,250 to $585,000, in light of continued exceptional performance by Lilly Pulitzer.
Short-Term/Annual (Cash) Incentive Compensation
Our compensation committee has utilized cash incentive awards in recent years to provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance.
In March 2020, our compensation committee suspended our annual cash incentive awards program for fiscal 2020 in response to the uncertain impacts of the COVID-19 pandemic. In March 2021, after careful consideration of our financial performance, including actions taken during fiscal 2020 to mitigate the impacts of the COVID-19 pandemic, our company’s plans and strategic opportunities for fiscal 2021 and relevant market data with respect to incentive compensation, our compensation committee determined that the reinstatement of an annual cash incentive program for our NEOs for fiscal 2021 was appropriate.

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Consistent with the objective of motivating our NEOs to achieve and exceed performance goals, our compensation committee approved threshold, target and maximum award levels expressed as a percentage of each NEO’s base salary for fiscal 2021, as follows:
	Cash Incentive Awards (% of Base Salary)			Fiscal 2021 Base Salary ($)	Fiscal 2021 Target Cash Incentive Award ($)
Name	At Threshold	At Target	At Maximum
Thomas C. Chubb III	25%	100%	175%	880,000	880,000
K. Scott Grassmyer	12.5%	50%	87.5%	437,750	218,875
Thomas E. Campbell	12.5%	50%	87.5%	437,750	218,875
Michelle M. Kelly	15%	60%	105%	585,000	351,000
Douglas B. Wood	13.75%	55%	96.25%	742,500	408,375
Our compensation committee approved individual performance measures for each of our NEOs based on profit before taxes, as adjusted for non-recurring or unusual items (PBT), of our company and each of our operating groups. PBT is a performance measure which we believe drives shareholder value by focusing management on the profitability of our company and/or operating groups, taking into consideration the cost of the capital being deployed.
In an effort to further our pay for performance philosophy and better align the interests of our NEOs with those of our shareholders, our compensation committee determined that setting separate performance goals for the first half of fiscal 2021 and the full fiscal year, with the development of goals for the full fiscal year delayed until later in the year, would allow the committee to most effectively set meaningful performance goals. In light of the significant uncertainty present in early fiscal 2021 with respect to the scope of the COVID-19 pandemic and its continued effects on our business, as evidenced by continued depression in consumer traffic at retail throughout February 2021, the committee concluded that in March 2021, neither the committee nor our management could confidently predict our performance during the year or set meaningful, yet realistic performance goals for fiscal 2021. Accordingly, the program adopted by our compensation committee for fiscal 2021 included separate award opportunities and performance goals based on the performance of our company or the applicable operating group for the first half of fiscal 2021 (comprising 50% of the total award opportunity) and for the full fiscal year (comprising the other 50% of the total award opportunity). Performance targets for the first half of fiscal 2021 were set in March 2021, and performance targets for the full fiscal year were subsequently set in May 2021 when the committee had better visibility into the retail environment and rebound in consumer demand in 2021.
For cash incentive awards that could become payable to Mr. Chubb, Mr. Campbell and/or Mr. Grassmyer, the incentive award was based on the PBT of our company as a whole during the relevant periods. For cash incentive awards that could become payable to Ms. Kelly and Mr. Wood, the incentive award was based on the satisfaction of applicable PBT targets by our Lilly Pulitzer operating group and Tommy Bahama operating group, respectively, during the relevant periods.
For each of our NEOs, if the applicable threshold performance measure was not met for either the first half of fiscal 2021 or the full fiscal year, no cash incentive would be payable in respect of that component of the bonus opportunity.
In establishing performance targets for the first half of fiscal 2021 and the full fiscal year, our compensation committee took into consideration our forecasts for the fiscal year at the time of setting the target, including the anticipated continued impacts of the COVID-19 pandemic, with a focus on returning our businesses to pre-pandemic levels and implementing strategic initiatives designed to position them to emerge from the COVID-19 pandemic poised to achieve future growth.
Performance Targets—Total Company
For purposes of the cash incentive award for Mr. Chubb, Mr. Campbell and Mr. Grassmyer, the table below sets forth the threshold, target and maximum performance targets for our company as a whole for the first half of fiscal 2021 and the full fiscal year; the performance of our company as a whole for the first half of fiscal 2021 and the full fiscal year relative to the performance targets; the applicable weighting allocated to performance for each of the first half of fiscal 2021 and the full fiscal year; and the weighted contribution to the actual incentive award earned by each of these executive officers.
	Performance Target ($ in 000s)			Actual Performance	Actual Achievement as a Percent of Target	Weighting for Composite Bonus	Weighted Contribution to Actual Composite Bonus Earned
Performance Measure(s)	Threshold	Target	Maximum
PBT, Total Company – First Half	$16,950	$28,250	$39,550	> Maximum	175%	50.0%	87.5%
PBT, Total Company – Full Year	$41,000	$53,500	$68,000	> Maximum	175%	50.0%	87.5%
						100.0%	175%

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Performance Targets—Lilly Pulitzer
For purposes of the cash incentive award to Ms. Kelly, the table below sets forth the threshold, target and maximum performance targets established by our compensation committee for our Lilly Pulitzer operating group for the first half of fiscal 2021 and the full fiscal year; the performance of our Lilly Pulitzer operating group for the first half of fiscal 2021 and the full fiscal year relative to the performance targets; the applicable weighting allocated to performance for each of the first half of fiscal 2021 and the full fiscal year; and the weighted contribution to the actual incentive award earned by Ms. Kelly.
	Performance Target ($ in 000s)			Actual Performance	Actual Achievement as a Percent of Target	Weighting for Composite Bonus	Weighted Contribution to Actual Composite Bonus Earned
Performance Measure(s)	Threshold	Target	Maximum
PBT, Lilly Pulitzer – First Half	$19,470	$25,960	$32,450	> Maximum	175%	50.0%	87.5%
PBT, Lilly Pulitzer – Full Year	$31,556	$37,868	$45,231	> Maximum	175%	50.0%	87.5%
						100.0%	175%
Performance Targets—Tommy Bahama
For purposes of the cash incentive award to Mr. Wood, the table below sets forth the threshold, target and maximum performance targets established by our compensation committee for our Tommy Bahama operating group for the first half of fiscal 2021 and the full fiscal year; the performance of our Tommy Bahama operating group for the first half of fiscal 2021 and the full fiscal year relative to the performance targets; the applicable weighting allocated to performance for each of the first half of fiscal 2021 and the full fiscal year; and the weighted contribution to the actual incentive award earned by Mr. Wood.
	Performance Target ($ in 000s)			Actual Performance	Actual Achievement as a Percent of Target	Weighting for Composite Bonus	Weighted Contribution to Actual Composite Bonus Earned
Performance Measure(s)	Threshold	Target	Maximum
PBT, Tommy Bahama – First Half	$6,300	$18,000	$29,700	> Maximum	175%	50.0%	87.5%
PBT, Tommy Bahama – Full Year	$29,617	$34,843	$40,941	> Maximum	175%	50.0%	87.5%
						100.0%	175%
Fiscal 2021 Incentive Awards
Based on our fiscal 2021 performance, each of our NEOs earned the following cash incentives in respect of fiscal 2021:
Name	Bonus Award at Target ($)	Bonus Award Earned (as % of Target)	Bonus Award Earned ($)
Thomas C. Chubb III	$880,000	175%	$1,540,000
K. Scott Grassmyer	$218,875	175%	$383,031
Thomas E. Campbell	$218,875	175%	$383,031
Michelle M. Kelly	$351,000	175%	$614,250
Douglas B. Wood	$408,375	175%	$714,656
Long-Term Equity Incentive Compensation
Our compensation committee utilizes stock-based incentive awards under the LTIP to incent our NEOs to remain with our company and further align the interests of our NEOs with those of our shareholders. Our compensation committee typically considers and approves long-term equity incentive awards in March of each year.
Our compensation committee believes that a mix of performance-based and service-based equity awards furthers the program’s incentive and retention objectives. In fiscal 2020, after carefully considering the overall economic environment and market practice, our compensation committee approved performance-based awards based on a multi-year relative total shareholder return (“TSR”) metric, which represented a change from our prior practice of awarding performance-based restricted stock awards that vested contingent upon our achievement of one-year earnings per share performance goals. Our compensation committee believes that multi-year relative TSR awards continue to reflect market best practices and effectively

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align the interests of our NEOs with those of our shareholders by tying the compensation of our executives to whether or not we deliver value to our shareholders relative to other companies in our industry.
For fiscal 2021, our long-term incentive compensation program included two equity elements:
•
performance-based equity awards under the LTIP that provided participants the opportunity to earn RSUs contingent upon our achievement of certain performance goals for our company based on multi-year TSR relative to a representative set of comparator group companies, with any RSUs earned by recipients vesting on, or shortly after, May 31, 2024, as further described below and in the applicable award agreements; and

•
service-based restricted shares under the LTIP, consisting of (i) service-based restricted shares that are subject to a three-year vesting period, with the awards cliff vesting on May 31, 2024, and (ii) a one-time grant of service-based restricted shares to Ms. Kelly in light of Ms. Kelly’s strategic leadership and Lilly Pulitzer’s outstanding performance during the COVID-19 pandemic, consisting of 2,000 service-based restricted shares that were subject to a one-year vesting period and cliff vested on April 8, 2022.

One of our company’s key strategic priorities in recent years, including prior to the COVID-19 pandemic, has been improving the operating performance of Tommy Bahama, our largest operating group, which has a significant impact on our company’s overall performance. In making decisions regarding long-term equity incentive compensation for fiscal 2021, our compensation committee determined that more heavily weighting Mr. Wood’s compensation toward performance-based elements was consistent with that focus. Accordingly, our compensation committee, taking into consideration Mr. Wood’s own views on emphasizing Tommy Bahama’s successful delivery of strong returns for our shareholders, awarded Mr. Wood only performance-based RSUs for fiscal 2021, rather than a combination of performance-based RSUs and service-based restricted shares, to more closely align Mr. Wood’s compensation with the performance of our company.
The table below sets forth the awards approved by our compensation committee for each of our NEOs for the fiscal 2021 LTIP program.
Name	Performance-Based RSUs at Target (# of shares)	Service-Based Restricted Shares (# of shares)
Thomas C. Chubb III	14,500	6,215
K. Scott Grassmyer	4,500	2,000
Thomas E. Campbell	4,500	2,000
Michelle M. Kelly	4,500	4,000
Douglas B. Wood	6,500	—
The number of shares that will actually be received by each NEO is subject to applicable vesting and performance criteria. Performance-based RSUs will vest based on our company’s TSR relative to the TSR of certain peer companies in a comparator group approved by our compensation committee (which comparator group includes certain companies included in our peer group set forth under “—Compensation Decision Process,” as well as certain industry participants with whom we regularly compare our stock performance) during the three-year performance period ending May 3, 2024.
For purposes of the performance-based equity awards, a company’s TSR is determined based on the dividend-adjusted price appreciation of its common stock during the performance period. The actual number of performance-based shares that may be issued will range from 0% to 200% of the target award, based on the percentile rank of our TSR relative to the TSRs of the companies in the comparator group during the performance period, according to the following percentage vesting schedule:
Company TSR Percentile Rank	RSUs as Percentage of Target
<25%	0%
25%	25%
50%	100%
75%	150%
90%	200%
If our TSR percentile is between the points shown above, the percentage of performance-based RSUs that vest will be determined based on linear interpolation. RSUs will vest on or after May 31, 2024 based on, among other things, the timing of our compensation committee’s certification of our TSR relative to the TSR of the companies in our comparator group. One share of our common stock will be issued for each RSU earned and vested. If our absolute TSR is negative over the performance period, the payout will not exceed 100% of the target number of performance-based RSUs. No performance-based RSUs will be earned if our percentile rank is lower than 25%.

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The fiscal 2021 equity awards would generally be forfeited if the recipient is not continuously employed by us through the applicable vesting date. Accelerated vesting of the award occurs in a “double trigger” scenario (i.e., a change of control of our company followed by a termination of employment by the individual with “good reason” or by us or our acquiror without “cause”) or, in the case of performance-based equity awards, in the case of a change of control where the awards are neither continued following a change of control nor assumed or converted by the successor entity.
Other Benefit Plans and Perquisites
Non-Qualified Deferred Compensation Plan.   We offer a Non-Qualified Deferred Compensation Plan, which we refer to as the “Deferred Compensation Plan,” to certain highly compensated employees based in the United States, including our NEOs (other than Ms. Kelly, who is an employee of our Lilly Pulitzer operating group, which does not participate in our Deferred Compensation Plan). Under the Deferred Compensation Plan, a participant may defer up to 50% of base salary and up to 100% of any bonus. The eligible NEOs participate in the Deferred Compensation Plan on the same terms as our other eligible, participating employees. During fiscal 2021, Messrs. Chubb, Grassmyer, Campbell and Wood participated in the Deferred Compensation Plan.
All deferral elections are irrevocable except in the case of a qualifying hardship. In respect of calendar year 2021, we made a contribution to each participant’s account of (1) 4% of the amount that a participant’s compensation during the calendar year exceeded the IRS’ 401(k) compensation limit for the calendar year (which for calendar year 2021 was $290,000), and (2) 4% of any compensation that is excluded from receiving a company match in our tax-qualified 401(k) retirement savings plan due to participation in the Deferred Compensation Plan, provided in each case that the participant elects under the Deferred Compensation Plan to defer at least 1% of his or her base salary for the year. Company contributions for each NEO during fiscal 2021 under our Deferred Compensation Plan are included in the table below under “—Compensation Tables—Summary Compensation Table for Fiscal 2021.”
The Deferred Compensation Plan is intended to offer our highly compensated employees, including our eligible NEOs, a tax-efficient method for accumulating retirement savings, as well as to provide an opportunity for these employees to accumulate savings in a tax-efficient manner for significant expenses while continuing in service. The Deferred Compensation Plan constitutes an unfunded, non-qualified deferred compensation plan, and participants’ account balances are subject to the claims of our company’s creditors. In the event that our company becomes insolvent, participants in the Deferred Compensation Plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating NEOs with the long-term interests of our shareholders.
Under the Deferred Compensation Plan, participants may elect to have contributions during a given calendar year distributed as either: in-service distributions starting at least two years following the year of the applicable contributions in a single sum or in annual installment payments over a period of up to five years; or following a deemed retirement (which occurs when a participant reaches age 55 with at least five years of service) generally in a single sum or in annual installment payments over a period of up to 15 years. Distribution of account balances in a single sum is automatically made on termination for reasons other than a deemed retirement. Participants elect to invest their account balances among a variety of investment options in an array of asset classes, and earnings are based on the equivalent returns from the elected investment options. Accounts are 100% vested at all times.
Because our Deferred Compensation Plan does not provide above-market, fixed rates of return, earnings under the plan are not included in the table below under “—Compensation Tables—Summary Compensation Table for Fiscal 2021.” Earnings and related activity under the Deferred Compensation Plan by our NEOs during fiscal 2021 are described below under “—Compensation Tables—Fiscal 2021 Non-Qualified Deferred Compensation.”
Executive Medical Insurance Plan.   During fiscal 2021, certain of our key employees, including Messrs. Chubb, Grassmyer and Campbell, were eligible to participate in a fully insured executive medical plan that covers medical expenses, including deductibles, as well as dental, vision and similar coverage, not covered under a base medical plan. The plan provides for coverage of up to $100,000 per year with a limit of $10,000 per occurrence. Our executive medical insurance also provides for a $100,000 accidental death and dismemberment benefit that will pay an eligible employee’s beneficiary the lump sum amount in the event of death as a result of a covered accident. Our Lilly Pulitzer and Tommy Bahama operating groups do not participate in the executive medical insurance plan; accordingly, Ms. Kelly and Mr. Wood were not eligible to participate in this plan.
Premiums and administration fees paid by us for each participating NEO during fiscal 2021 under the executive medical insurance plan are included in the table below under “—Compensation Tables—Summary Compensation Table for Fiscal 2021.”
Other Benefits.   In addition to some of the other compensation policies discussed above, our NEOs are generally eligible to participate in and receive the same health, life insurance and disability benefits, and to participate in certain other benefit and retirement plans available to our employees generally, subject to distinctions in our plans that are applicable to employees of our subsidiaries. Company contributions to our tax-qualified 401(k) retirement savings plan are included in the table below under “—Compensation Tables—Summary Compensation Table for Fiscal 2021.”

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Merchandise Discounts.   From time to time, our NEOs receive discounts on our company’s merchandise, as well as complimentary meals at our Tommy Bahama restaurants. Certain of these discounts and benefits are offered to other designated employees from time to time. We offer these discounts and benefits because they represent common practice in our industry.
Written Arrangements
Subject to the effect of local labor laws, all of our employees, including all of our NEOs, are “at-will” employees terminable at our discretion. We do not currently have a written employment or severance agreement with any of our NEOs.
Clawback Policy
We maintain a recoupment or “clawback” policy in order to further align the interests of our executive officers with the interests of our shareholders and strengthen the link between total compensation and our performance. Under this policy, we may seek to recover certain incentive-based cash and equity compensation from current and former executive officers in the event we are required to restate any of our financial statements due to material noncompliance with financial reporting requirements.
Under the policy, the amount to be recovered will be determined by the compensation committee taking into account such considerations as it deems appropriate, including the overpayment relative to the incentive-based compensation that would have been paid to the employee if the financial statements had been as presented in the restatement. Incentive-based compensation is defined broadly to include bonuses, awards or grants of cash or equity under any of our incentive compensation or bonus plans, including but not limited to the LTIP, in each instance where the bonuses, awards or grants are based in whole or in part on the achievement of financial results. The policy gives the compensation committee discretion to interpret and apply the policy.
Stock Ownership and Retention Guidelines; Anti-Pledging/Hedging Policy
Our Board has established stock ownership guidelines for our executive officers. The ownership guidelines specify a target number of shares of our common stock that our executive officers are expected to accumulate and hold within five years of appointment to the applicable position. Pursuant to these guidelines, each of our executive officers is expected to own or acquire shares of our common stock having a fair market value of a multiple of his or her base salary as follows: Chief Executive Officer—4.0x; President—2.5x; Executive Vice Presidents—2.0x; and All Other Executive Officers—1.5x. Each of our executive officers has satisfied the applicable stock ownership guideline.
Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the lapse of restrictions on restricted stock or exercise of options (net of funds reasonably expected to be necessary to satisfy applicable taxes and/or pay the exercise price of stock options) that applies to our executive officers.
Pursuant to our Corporate Governance Guidelines and our insider trading policy, our directors and executive officers are prohibited from hedging the economic risk of ownership of our company’s stock, including through the use of puts, calls, equity swaps or other derivative securities, or from entering into any pledge arrangements that use our company’s stock as collateral for a loan or other purposes.

2022 PROXY STATEMENT   35

Compensation Tables
Summary Compensation Table for Fiscal 2021
The table below shows the compensation for each of our NEOs for the applicable fiscal years:
Name and Principal Position	Fiscal Year(1)	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Thomas C. Chubb III Chairman, Chief Executive Officer and President	2021	850,385	2,249,159	1,540,000	126,326	4,765,870
	2020	702,308	1,590,056	—	125,017	2,417,381
	2019	880,000	1,222,400	493,680	159,548	2,755,628
K. Scott Grassmyer Executive Vice President, Chief Financial Officer and Chief Operating Officer	2021	436,034	704,370	383,031	74,333	1,597,768
	2020	404,567	635,982	—	71,395	1,111,944
	2019	425,000	458,400	119,213	80,413	1,083,026
Thomas E. Campbell Executive Vice President and Chief Information Officer	2021	436,034	704,370	383,031	74,735	1,598,170
	2020	404,567	635,982	—	71,796	1,112,346
	2019	425,000	458,400	119,213	80,413	1,083,026
Michelle M. Kelly Chief Executive Officer, Lilly Pulitzer	2021	582,611	882,870	614,250	39,502	2,119,233
	2020	567,250	665,832	—	35,006	1,268,088
	2019	564,928	397,280	500,995	44,984	1,508,187
Douglas B. Wood Chief Executive Officer, Tommy Bahama	2021	733,606	759,590	714,656	49,006	2,256,858
	2020	499,122	768,614	—	39,296	1,307,032
	2019	742,499	397,280	—	85,118	1,224,897

(1)
Compensation for the fiscal years presented may not be comparable as (a) certain of our NEOs voluntarily took reductions in base salary during fiscal 2020 in light of the COVID-19 pandemic, (b) our compensation committee suspended our short-term cash incentive award program for fiscal 2020 in response to uncertainty regarding the impact of the COVID-19 pandemic on our business and (c) performance-based equity awards in fiscal 2020 and fiscal 2021 were based on relative TSR rather than earnings per share and are valued using a different methodology than fiscal 2019 performance-based equity awards.

(2)
Represents the aggregate grant date fair value of equity incentive compensation awards approved in fiscal 2021, fiscal 2020 and fiscal 2019, as applicable, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found under the caption “Equity Compensation” in Notes 1 and 8 in our 2021 Annual Report on Form 10-K.

With respect to the value of performance-based RSU awards included for fiscal 2021, the following sets forth the grant date fair value that was included in the table above (as also set forth below under “—Grants of Plan-Based Awards in Fiscal 2021”) and the corresponding grant date fair value of these awards assuming the maximum level of performance conditions was met:
Name	Fair Value included in Summary Compensation Table ($)	Fair Value Assuming Maximum Performance ($)
Thomas C. Chubb III	1,694,470	3,388,940
K. Scott Grassmyer	525,870	1,051,740
Thomas E. Campbell	525,870	1,051,740
Michelle M. Kelly	525,870	1,051,740
Douglas B. Wood	759,590	1,519,180

(3)
Amounts reported under “Non-Equity Incentive Plan Compensation” reflect cash incentive awards earned by each of our NEOs under our short-term cash incentive program (which is described above under “—Compensation Discussion and Analysis—Short-Term/Annual Incentive Compensation”) in respect of company and/or operating group performance during the applicable fiscal year. Based on our strong fiscal 2021 financial performance, each NEO earned the maximum cash incentive award for which s/he was eligible.

(4)
Amounts reported under “All Other Compensation” for fiscal 2021 reflect the following amounts:

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Name	Executive Health Insurance ($)	Company Contributions to Defined Contribution Plan ($)	Company Contributions to Non-Qualified Deferred Compensation Plan ($)	Dividends on Unvested Stock Awards ($)
Thomas C. Chubb III	35,868	12,927	23,580	53,951
K. Scott Grassmyer	35,868	11,766	6,544	20,155
Thomas E. Campbell	35,868	12,167	6,544	20,155
Michelle M. Kelly	—	12,723	—	26,779
Douglas B. Wood	—	8,656	18,233	22,117
In addition, our NEOs, from time to time, may receive discounts on merchandise purchased directly from our company or complimentary meals at our Tommy Bahama restaurants. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our NEOs and are excluded from this table.
(5)
Totals may not add due to rounding.

Grants of Plan-Based Awards in Fiscal 2021
The following table presents information for fiscal 2021 regarding equity awards granted under our LTIP and possible cash awards that could have been earned for fiscal 2021 performance, as described above under “—Compensation Discussion and Analysis—Short-Term Incentive Compensation.”
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas C. Chubb III		220,000	880,000	1,540,000
	3/17/21				3,625	14,500	29,000		1,694,470
	3/17/21							6,215	554,689
K. Scott Grassmyer		54,719	218,875	383,031
	3/17/21				1,125	4,500	9,000		525,870
	3/17/21							2,000	178,500
Thomas E. Campbell		54,719	218,875	383,031
	3/17/21				1,125	4,500	9,000		525,870
	3/17/21							2,000	178,500
Michelle M. Kelly		87,750	351,000	614,250
	3/17/21				1,125	4,500	9,000		525,870
	3/17/21							4,000	357,000
Douglas B. Wood		102,094	408,375	714,656
	3/17/21				1,625	6,500	13,000		759,590

(1)
Reflects potential cash incentive awards in respect of company and/or operating group performance during fiscal 2021 under our short-term cash incentive program, which is described above under “—Compensation Discussion and Analysis—Short-Term/Annual Incentive Compensation.” Based on our strong fiscal 2021 financial performance, each NEO earned the maximum cash incentive award for which s/he was eligible.

(2)
Reflects performance-based RSUs granted under the LTIP. All of the awards vest on, or shortly after, May 31, 2024. These stock awards, including the vesting schedule, are described above under “—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation.”

(3)
Reflects service-based restricted shares granted under the LTIP. All of the awards cliff vest on May 31, 2024, except for a one-time grant of 2,000 service-based restricted shares to Ms. Kelly that vested on April 8, 2022. These stock awards are described above under “—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation.”

(4)
The values for stock awards in this column are computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found under the caption “Equity Compensation” in Notes 1 and 8 in our 2021 Annual Report on Form 10-K.

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Outstanding Equity Awards at Fiscal 2021 Year-End
The following table provides information with respect to unvested equity awards held by our NEOs as of January 29, 2022. Our NEOs did not hold any unexercised stock options at the end of fiscal 2021.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Thomas C. Chubb III	33,099	2,679,364	9,307	753,402
K. Scott Grassmyer	12,365	1,000,947	3,398	275,068
Thomas E. Campbell	12,365	1,000,947	3,398	275,068
Michelle M. Kelly	16,429	1,329,928	2,972	240,583
Douglas B. Wood	13,569	1,098,411	3,757	304,129

(1)
The unvested equity awards held by our NEOs at the end of fiscal 2021 consist of various three year service-based restricted shares; performance-based restricted shares (which are subject to additional service requirements prior to vesting); and special, limited service-based restricted shares granted to Ms. Kelly in March 2021, as follows:

Thomas C. Chubb III
•
4,800 service-based restricted shares granted in March 2019 that vested on April 8, 2022

•
10,719 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vested on April 8, 2022

•
11,365 service-based restricted shares granted in June 2020 that vest on July 28, 2023

•
6,215 service-based restricted shares granted in March 2021 that vest on May 31, 2024

K. Scott Grassmyer
•
1,800 service-based restricted shares granted in March 2019 that vested on April 8, 2022

•
4,020 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vested on April 8, 2022

•
4,545 service-based restricted shares granted in June 2020 that vest on July 28, 2023

•
2,000 service-based restricted shares granted in March 2021 that vest on May 31, 2024

Thomas E. Campbell
•
1,800 service-based restricted shares granted in March 2019 that vested on April 8, 2022

•
4,020 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vested on April 8, 2022

•
4,545 service-based restricted shares granted in June 2020 that vest on July 28, 2023

•
2,000 service-based restricted shares granted in March 2021 that vest on May 31, 2024

38   2022 PROXY STATEMENT

Michelle M. Kelly
•
1,560 service-based restricted shares granted in March 2019 that vested on April 8, 2022

•
3,484 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vested on April 8, 2022

•
2,000 service-based restricted shares granted in March 2021 that vested on April 8, 2022

•
7,385 service-based restricted shares granted in June 2020 that vest on July 28, 2023

•
2,000 service-based restricted shares granted in March 2021 that vest on May 31, 2024

Douglas B. Wood
•
1,560 service-based restricted shares granted in March 2019 that vested on April 8, 2022

•
3,484 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vested on April 8, 2022

•
8,525 service-based restricted shares granted in June 2020 that vest on July 28, 2023

(2)
The market value of stock awards reported is computed by multiplying the number of shares of stock that have not vested by $80.95, the per-share closing price of our common stock on January 28, 2022.

(3)
The unearned equity awards at the end of fiscal 2021 consist of performance-based RSUs awarded in fiscal 2020 and fiscal 2021 pursuant to our LTIP as follows:

	Fiscal 2020 Award (target # of RSUs under award)	Fiscal 2021 Award (target # of RSUs under award)
Thomas C. Chubb III	22,725	14,500
K. Scott Grassmyer	9,090	4,500
Thomas E. Campbell	9,090	4,500
Michelle M. Kelly	7,385	4,500
Douglas B. Wood	8,525	6,500
The actual number of RSUs earned will range from 0% to 200% of the target award, based on our TSR relative to the TSRs of the peer companies in our comparator group during the three-year performance period ending July 13, 2023 for the fiscal 2020 awards and May 3, 2024 for the fiscal 2021 awards. In accordance with Item 402(f) of Regulation S-K, the unearned equity awards at the end of fiscal 2021 are reported assuming achievement at threshold performance, as described above under “—Grants of Plan-Based Awards in Fiscal 2021.”
(4)
The market value of unearned equity awards reported is computed by multiplying the number of RSUs that would be earned based on threshold performance, which is 25% of the target number of RSUs awarded, by $80.95, the per-share closing price of our common stock on January 28, 2022.

Stock Vested During Fiscal 2021
The following table provides information concerning the vesting of restricted stock for each of our NEOs during fiscal 2021. The table reports the number of shares of stock that vested and the aggregate dollar value realized upon vesting of stock.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas C. Chubb III	14,000	1,236,200
K. Scott Grassmyer	5,000	441,500
Thomas E. Campbell	5,000	441,500
Michelle M. Kelly	11,700	1,033,110
Douglas B. Wood	5,200	459,160

(1)
The dollar amount is determined by multiplying the number of shares of our common stock vested by the per-share closing price of our common stock of $88.30 on April 9, 2021, the vesting date for these awards.

2022 PROXY STATEMENT   39

There were no stock options exercised by any of our NEOs during fiscal 2021.
Fiscal 2021 Non-Qualified Deferred Compensation
The following table shows the activity under our Deferred Compensation Plan for each of our participating NEOs during fiscal 2021.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Thomas C. Chubb III	17,928	23,580	19,509	—	759,707
K. Scott Grassmyer	27,781	6,544	22,604	—	674,881
Thomas E. Campbell	4,546	6,544	49,088	(27,297)	1,093,548
Douglas B. Wood	120,470	18,233	449,645	—	4,232,473

(1)
The amounts reported in this column are also included in the Summary Compensation Table above.

(2)
The amounts reported in this column are also included in the “All Other Compensation” column for fiscal 2021 in the Summary Compensation Table above.

(3)
Represent in-service distributions received in accordance with the terms of our Deferred Compensation Plan.

(4)
Reflects balances as of January 29, 2022.

(5)
The amounts reported in this column include amounts that are also reported as salary, non-equity incentive plan awards or all other compensation in the Summary Compensation Table above in fiscal 2021 and in prior years as follows:

Name	Amount Included in Both Non-Qualified Deferred Compensation Table and Summary Compensation Table ($)	Amount Included in Both Non-Qualified Deferred Compensation Table and Previously Reported in Prior Years’ Summary Compensation Table ($)	Total Amounts Included in Both Non-Qualified Deferred Compensation Table and Current Year or Prior Years’ Summary Compensation Table ($)
Thomas C. Chubb III	41,508	710,219	751,727
K. Scott Grassmyer	34,325	335,046	369,371
Thomas E. Campbell	11,090	500,990	512,080
Douglas B. Wood	138,703	723,223	861,926
Potential Payments on Termination or Change of Control
Our NEOs are employed “at-will” and we have not entered into employment agreements or severance agreements with any of our NEOs. All of our NEOs’ outstanding equity awards provide for “double trigger” vesting, meaning that the awards require a change of control of our company and a termination of the individual’s employment either by the individual for “good reason” or us or our acquiror without “cause” (which we refer to as a “change of control termination”) to accelerate vesting, except as described in this paragraph below. Performance-based RSUs issued to our NEOs in June 2020 and March 2021 are not subject to “double trigger” acceleration of vesting in the event such awards are neither continued following a change of control nor assumed or converted by the successor entity. If such awards are terminated in connection with a change of control and not assumed or converted by the successor entity, the unvested equity awards would accelerate and vest as of the date of such change of control as follows: (i) if such change of control occurred within the first year of the three-year performance period, the target number of RSUs subject to the awards would vest, (ii) if such change of control occurred after the first year of the three-year performance period but prior to end of the applicable performance period, the number of RSUs that would vest would be determined based on our actual TSR relative to the TSR of our comparative peer group for the applicable performance period as if the applicable performance period had ended on the date of such change of control and (iii) if the change of control occurred on or after the end of the applicable performance period but prior to the date on which such awards would vest, the number of RSUs that would vest would be determined based on our actual TSR relative to the TSR of our comparative peer group for the applicable performance period.

40   2022 PROXY STATEMENT

The following table summarizes the value of the shares of our common stock that would be realized by each NEO if a change of control termination had occurred on January 29, 2022:
Name	Equity Awards That Would Vest upon a Change of Control Termination (#)(1)(2)	Value Realized on Vesting Following a Change of Control Termination ($)(3)
Thomas C. Chubb III	70,324	5,692,728
K. Scott Grassmyer	25,955	2,101,057
Thomas E. Campbell	25,955	2,101,057
Michelle M. Kelly	28,314	2,292,018
Douglas B. Wood	28,594	2,314,684

(1)
For details on the outstanding equity awards that would vest upon a change of control termination, see Footnotes 1 and 3 under “—Outstanding Equity Awards at Fiscal 2021 Year-End.”

(2)
Pursuant to the terms of our fiscal 2020 and fiscal 2021 performance-based equity programs, if a change of control termination takes place where (a) the change of control occurs prior to completion of the first year of the three-year performance period, the individual recipients would be entitled to receive the number of shares of our common stock attributable to the recipient’s target number of performance-based RSUs pursuant to the program, and (b) the change of control occurs after the first year of the three-year performance period but prior to end of the applicable performance period, the number of shares of our common stock which the individual recipients would be entitled to receive would be the greater of (i) the target number of performance-based RSUs pursuant to the award or (ii) the number of shares of our common stock which the individual would be entitled to pursuant to the award if the performance period ended as of the date of the change of control termination. As the full performance period for the fiscal 2020 and fiscal 2021 performance-based equity awards had not been concluded as of the end of fiscal 2021, the table includes the target number of shares of our common stock pursuant to the fiscal 2021 program for each recipient, as reflected as target under “—Grants of Plan-Based Awards in Fiscal 2021”, which would be the minimum number of shares the recipient would be entitled to receive in the event of a qualifying change of control termination.

(3)
The value is computed by multiplying the number of shares that would vest by $80.95, the per-share closing market price of our common stock on January 28, 2022.

As of the end of fiscal 2021, we did not have any other arrangement, policy or plan that would provide payments or benefits to any of our NEOs as a result of a termination of any kind, including following a change of control, other than benefits payable to salaried employees of our company on a non-discriminatory basis.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Chief Executive Officer, Mr. Chubb, to that of our median-paid employee. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify our median-paid employee for fiscal 2021, we examined the 2021 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2021. For purposes of this calculation: we excluded approximately 3% of our workforce located in foreign jurisdictions under the de minimis exception to the pay ratio rule; for all employees based in foreign jurisdictions who were included in our determination of the median-paid employee, we applied a foreign currency to U.S. dollar exchange rate based on the average daily rate during the 12 months ended December 31, 2021; we elected not to annualize the compensation paid to employees who were not employed for all of 2021 (e.g., new hires); we included full-time, part-time, temporary and seasonal employees for purposes of determining the median-paid employee; and we used gross earnings (or foreign equivalent amounts), meaning total amounts paid before deductions or adjustments, including wages, overtime, bonuses and the value of any equity awards that vested during the 2021 calendar year.
The median-paid employee used for purposes of this fiscal 2021 comparison was a non-exempt, retail employee located in the U.S. with total compensation for fiscal 2021 of $23,527, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The annual total compensation for fiscal 2021 for our Chief Executive Officer was $4,765,870, as discussed above under “—Compensation Tables—Summary Compensation Table for Fiscal 2021.” Based on this information, for fiscal 2021, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median-paid employee was 203 to 1.

2022 PROXY STATEMENT   41

We believe the pay ratio disclosure presented in this section is a reasonable estimate. Because the SEC’s rules for identifying the median-paid employee and calculating the pay ratio allow companies to use different methodologies, assumptions, adjustments and estimates, our pay ratio disclosure may not be comparable to the pay ratio reported by other companies. This information under “CEO Pay Ratio” is being provided solely for compliance purposes. Neither our compensation committee nor our management uses the pay ratio measure in making compensation decisions.

42   2022 PROXY STATEMENT

NOMINATING, COMPENSATION & GOVERNANCE COMMITTEE REPORT
The Nominating, Compensation & Governance Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Nominating, Compensation & Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Fiscal 2021 Annual Report on Form 10-K.
Respectfully submitted,
Clarence H. Smith, Chairman
Helen Ballard
Virginia A. Hepner
E. Jenner Wood III
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Helen Ballard, Virginia A. Hepner, Clarence H. Smith and E. Jenner Wood III served on our NC&G Committee during fiscal 2021. None of them was an officer or employee of our company or any of our subsidiaries during fiscal 2021; none of them are former officers of our company or any of our subsidiaries; and none of them had any relationship during fiscal 2021 requiring disclosure under any paragraph of Item 404 of Regulation S-K. In fiscal 2021, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or our compensation committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board or Executive Committee reviews all transactions that are disclosable under Item 404(a) of Regulation S-K. To help identify these related party transactions, our Legal Department maintains a list of companies and other persons with whom each director and executive officer has a potentially disclosable relationship and each director and executive officer is annually expected to complete a questionnaire that requires the disclosure of any transaction or relationship that the individual, or any member of his or her immediate family, has or will have with our company. Our Legal Department, with the assistance of other members of senior management, also reviews contemplated transactions to consider whether one of our directors or executive officers (or an affiliated entity) proposes to engage in a transaction that our Board should review. Our Board or Executive Committee will only approve related party transactions that are in, or not inconsistent with, the best interests of our company and our shareholders. In determining whether to approve or reject a related party transaction, our Board considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to our company.
During fiscal 2021, there were no related party transactions requiring disclosure in this proxy statement.
AUDIT-RELATED MATTERS
Report of the Audit Committee
The Audit Committee, which operates under a written charter adopted by the Board of Directors of Oxford Industries, Inc., is composed entirely of independent directors and, among other things, oversees, on behalf of the Board of Directors, the Company’s financial reporting process and system of internal control over financial reporting. Pursuant to the Audit Committee’s charter, the committee is also charged with reviewing the Company’s guidelines and policies with respect to risk assessment and risk management, including cybersecurity risks. The Audit Committee’s charter is posted under the “Corporate Governance Library” link under the “Investor Relations” tab on our website at www.oxfordinc.com. The Audit Committee held four meetings during the Company’s 2021 fiscal year.
The Company’s management is responsible for its financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting standards generally accepted in the United States. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the Company’s consolidated financial statements and providing an opinion as to their conformity with accounting standards generally accepted in the United States, as well as attesting and reporting on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes, as well as to appoint, retain, compensate, evaluate and, when necessary, terminate the Company’s independent registered public accounting firm. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

2022 PROXY STATEMENT   43

Consequently, in carrying out its oversight responsibilities, the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company’s financial statements, or any professional certification as to Ernst & Young LLP’s work.
In fulfilling its responsibilities, the Audit Committee has:
•
reviewed and discussed with management and Ernst & Young LLP the audited financial statements included in the Company’s Fiscal 2021 Annual Report on Form 10-K and the reports of management and of Ernst & Young LLP on the effectiveness of the Company’s internal control over financial reporting as of the end of fiscal 2021 contained therein;

•
discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board;

•
received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, considered whether the independent auditors’ provision of other non-audit services to the Company (which are set forth below under “—Fees Paid to Independent Registered Public Accounting Firm”) is compatible with the auditors’ independence, and discussed with Ernst & Young LLP its independence;

•
concluded that Ernst & Young LLP is independent from the Company and its management; and

•
based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Fiscal 2021 Annual Report on Form 10-K.

Respectfully Submitted,
Dennis M. Love, Chairman
Thomas C. Gallagher
John R. Holder
Stephen S. Lanier
Milford W. McGuirt
Clyde C. Tuggle
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Fees Paid to Independent Registered Public Accounting Firm
The following table summarizes certain fees that we paid in respect of each of fiscal 2021 and fiscal 2020 to Ernst & Young LLP, our independent registered public accounting firm, for professional services:
Fee Category	Fiscal 2021 ($)	Fiscal 2020 ($)	Description
Audit fees	1,829,766	1,760,974
Fees for the audit of our consolidated financial statements and internal control over financial reporting; reviews of our consolidated quarterly financial statements included in Forms 10-Q filed with the SEC; statutory audits of subsidiaries; services related to assistance with implementation of new accounting rules and regulations; and services provided in connection with statutory and regulatory filings

Audit-related fees	3,220	—	Fees for audit-related services such as compliance with rules and regulations applicable to accounting matters
Tax fees	96,077	92,728	Fees for tax compliance, planning and advisory services
All other fees	—		—
Total fees	1,929,063	1,853,702
Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Our Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Unless a service to be provided by our independent registered public accounting firm has received general pre-approval under the policy, it requires specific pre-approval by our Audit Committee or the chair of our Audit Committee before the commencement of the service. The pre-approval policy is detailed as to the particular services to be provided, and our Audit Committee is to be informed about each service provided.
Specific pre-approval is required for significant recurring annual engagements, such as engagements for the required annual audit and quarterly reviews (including the audit of internal control over financial reporting) and statutory audits. Any

44   2022 PROXY STATEMENT

individual engagement with an estimated cost of more than $75,000 must be specifically pre-approved before the commencement of the engagement, even if the service in question has received general pre-approval. In addition, further Audit Committee pre-approval is required if the aggregate fees for such engagements would exceed $200,000. At each Audit Committee meeting, the entire Audit Committee reviews services (including the nature and doller value of such services) performed since the prior meeting pursuant to the general pre-approvals granted under the policy, as well as services, if any, pre-approved by the chair of our Audit Committee.
All of the services described above under ‘‘Audit Fees,’’ ‘‘Audit-related fees’’ and ‘‘Tax fees’’ were approved by our Audit Committee pursuant to legal requirements and the committee’s charter and pre-approval policy.
COMMON STOCK OWNERSHIP BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Management
The table below sets forth certain information as of April 14, 2022 regarding the beneficial ownership of shares of our common stock by our directors, our NEOs and our directors and executive officers as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them. The address for each individual in this table is c/o Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309.
	Beneficial Ownership of Common Stock
Name	Number of Shares(1)(2)	Percent of Class(1)
Helen Ballard	14,229	*
Thomas E. Campbell	32,941	*
Thomas C. Chubb III(3)	120,845	*
Thomas C. Gallagher	16,014	*
K. Scott Grassmyer	32,473	*
Virginia A. Hepner	7,161	*
John R. Holder	31,254	*
Michelle M. Kelly	39,777	*
Stephen S. Lanier(4)	539,765	3.3%
Dennis M. Love	20,122	*
Milford W. McGuirt	2,525	*
Clarence H. Smith	16,864	*
Clyde C. Tuggle	12,738	*
Douglas B. Wood	41,656	*
E. Jenner Wood III	17,011	*
All directors and executive officers as a group (16 persons)	956,963	5.9%

*
Less than 1%

(1)
Calculations based on an aggregate of 16,345,358 shares of our common stock outstanding as of the close of business on April 14, 2022. The number of shares and percentage of the class beneficially owned include unvested restricted shares for which the individual has voting rights as of the close of business on April 14, 2022.

(2)
Shares reported exclude unvested RSUs granted to executive officers by our NC&G Committee.

(3)
Consists of 58,636 shares held individually by Mr. Chubb and 62,209 shares held in a grantor retained annuity trust of which Mr. Chubb is the trustee.

(4)
Consists of 76,068 shares held individually by Mr. Lanier, 10,048 shares held in a trust of which Mr. Lanier is the primary beneficiary, 35,484 shares held in custodial accounts for the benefit of Mr. Lanier’s children, 860 shares held by Mr. Lanier’s wife and 417,305 shares held by a charitable foundation for which Mr. Lanier has voting authority. Mr. Lanier disclaims beneficial ownership of the shares held by such charitable foundation.

Certain Beneficial Owners
The table below sets forth certain information regarding the beneficial ownership of shares of our common stock by persons we believe beneficially hold more than 5% of our common stock based solely on a review of SEC filings made in respect of ownership.

2022 PROXY STATEMENT   45

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares(1)	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,637,975(2)	16.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,937,679(3)	11.9%

(1)
Calculations based on an aggregate of 16,345,358 shares of our common stock outstanding as of the close of business on April 14, 2022.

(2)
The shares reported are held by BlackRock, Inc. in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of December 31, 2021. BlackRock reported sole voting power over 2,578,124 of the reported shares and sole dispositive power over all of the reported shares. As reported by BlackRock, one of the persons on behalf of which BlackRock holds the reported shares, iShares Core S&P Small-Cap ETF, has an interest in more than 5% of our common stock. This information was obtained from a Schedule 13G filed on February 7, 2022.

(3)
The shares reported are held by The Vanguard Group in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act as of December 31, 2021. Vanguard reported shared voting power over 15,046 of the reported shares, sole dispositive power over 1,908,269 of the reported shares and shared dispositive power over 29,410 of the reported shares. This information was obtained from a Schedule 13G/A filed on February 10, 2022.

Under the SEC’s rules, a person may be deemed to beneficially own securities in which he or she has no pecuniary interest. The information set forth in the tables above shall not be construed as an admission that any such person is, for purposes of Section 13(d) or 13(g) of the Exchange Act or otherwise, the beneficial owner of any securities disclosed above.
Delinquent Section 16(a) Reports
Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal 2021 were complied with, except that, (i) a late Form 4 was filed on May 4, 2021 on behalf of Mr. Stephen S. Lanier to report a sale of shares of our common stock held in a trust of which Mr. Lanier was the beneficiary executed at the direction of the trustee, who subsequently advised Mr. Lanier that the sale had been executed without his knowledge or direction and (ii) due to a communication error on the part of the Company, a late Form 5 was filed on March 22, 2022 on behalf of Mr. Dennis M. Love to report a charitable gift of 1,200 shares of our common stock.

46   2022 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning our equity compensation plans as of January 29, 2022:
Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Employee Stock Purchase Plan(2)	—	312,233
Long-Term Stock Incentive Plan	499,769	175,608
Equity compensation plans not approved by security holders	—	—
Total		487,841

(1)
Includes performance-based RSUs assuming achievement at maximum performance. Performance-based RSUs do not have an associated exercise price. Accordingly, information relating to the exercise price of outstanding options, warrants and rights is not included in this table.

(2)
The number of securities to be issued under our Employee Stock Purchase Plan is not determinable as of any date other than the last day of the applicable quarterly purchase period since the weighted average purchase price under the plan is not determinable as of any date other than the last day of the applicable quarterly purchase period. Information about our Employee Stock Purchase Plan can be found under the caption “Employee Stock Purchase Plan” in Note 8 to our 2021 Annual Report on Form 10-K.

INFORMATION ABOUT THE MEETING AND VOTING
Shares Outstanding
You may vote at our 2022 annual meeting if you owned shares of our common stock as of the close of business on April 14, 2022, the record date for the annual meeting. As of April 14, 2022, there were 16,345,358 shares of our common stock issued and outstanding. You are entitled to one vote for each share of our common stock that you owned on the record date.
Participating in the Meeting
Shareholders may access the annual meeting webcast, submit questions and electronically vote shares at the meeting by visiting www.meetnow.global/MSPW2TH. The live audio webcast of the annual meeting will begin promptly at 2:00 p.m., Eastern Time. We encourage shareholders to access the webcast in advance of the designated start time.
If your shares of our common stock are registered directly in your name with Computershare, our transfer agent, then you are a shareholder of record. As a shareholder of record, you may access the meeting webcast using the instructions and voter control number set forth in the Notice of Internet Availability.
If, like most of our shareholders, your shares of Oxford common stock are held in an account with a broker, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. If your shares are held in an account with a broker and you wish to participate in the annual meeting, you must register in advance to participate in the meeting webcast and obtain a new control number from Computershare, our transfer agent. You may request registration by submitting proof of your proxy power (legal proxy) reflecting your holdings of our common stock, along with your name and email address, to Computershare. Requests for registration may be directed to Computershare (i) by mail to the following address: Computershare, Oxford Industries, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001; or (ii) by email, by attaching an image of your legal proxy or forwarding the email from your broker to legalproxy@computershare.com. Requests for registration must be labeled “Legal Proxy” and received no later than 5:00 p.m., Eastern Time, on June 7, 2022. You will receive a confirmation of your registration by email after your registration materials have been received.
Voting
If you are a shareholder of record, you may vote using one of the following methods:
•
by voting on the Internet in accordance with the instructions set forth in the Notice of Internet Availability;

•
after requesting a printed copy of the proxy materials, by signing and returning a proxy card or voting by telephone; or

2022 PROXY STATEMENT   47

•
by participating in the annual meeting and voting electronically at the annual meeting.

If you are a shareholder of record and you sign and return your proxy card but do not include voting instructions, your proxy will be voted as recommended by our Board or, if no recommendation is given, in the discretion of the proxies designated on the proxy card, to the extent permitted under applicable law.
However, if you are a shareholder of record, your shares will not be voted unless you submit a proxy (which can be accomplished by voting on the Internet, by telephone or by signing and returning a proxy card, as noted above) or participate in the annual meeting webcast and vote electronically at the meeting.
If your shares are held in an account with a broker, the broker holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you may direct your broker on how to vote the shares in your account. Telephone and/or Internet voting may be available to direct your broker on how to vote the shares in your account, but the availability of telephone and/or Internet voting will depend on the voting processes of that firm. Please follow the directions on your proxy card or voting instruction form carefully. Even if your shares are held in an account with a broker, you are invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares electronically at the meeting unless you obtain a valid proxy card from your broker and, in order to gain access to the meeting webcast, register for the meeting with Computershare by following the instructions in “—Participating in the Meeting” above.
Broker Discretionary Voting; Broker Non-Votes
If you hold shares through an account with a broker, your shares may be voted by the broker even if you do not provide voting instructions. Brokerage firms have the authority, under the NYSE’s rules, to vote shares in their discretion on certain “routine” matters when their customers do not provide voting instructions. Under the NYSE’s rules, only Proposal No. 3 (ratification of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2022) is considered a routine matter.
The other proposals to be addressed at the annual meeting are considered “non-routine” matters under the NYSE’s rules. When a brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to a non-routine matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted as present at the annual meeting for quorum purposes but will not be counted as entitled to vote on the non-routine matter. Therefore, if your shares are held in an account with a broker, it is important that you provide voting instructions to your broker so that your vote on these proposals is counted.
Changing Your Vote
If your shares are held in an account with a broker, then you must follow the instructions provided by that firm in order to revoke or change your vote with respect to shares held in street name.
However, if you are a shareholder of record, you may revoke or change your vote with respect to the shares of our common stock that are registered directly in your name by doing any of the following:
•
delivering a written notice of revocation to our Secretary before the vote is taken at the annual meeting, such notice of revocation dated later than the proxy you want to revoke;

•
changing your vote using the Internet methods for voting described in the Notice of Internet Availability;

•
properly executing and delivering a later-dated proxy before the vote is taken at the annual meeting;

•
if you have requested a printed copy of the proxy materials, voting by telephone; or

•
voting electronically at the annual meeting (your participation in the annual meeting, in and of itself, will not revoke the earlier proxy).

Quorum
In order for us to conduct the annual meeting, the holders of a majority of the shares of our common stock issued and outstanding as of the record date must be present, in person or by proxy, at the annual meeting. This is referred to as a quorum. Abstentions and broker non-votes, if any, will be counted as shares present at the meeting for purposes of determining the presence of a quorum.

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ADDITIONAL INFORMATION
Annual Report on Form 10-K
Our 2021 Annual Report on Form 10-K may be accessed through the date of the annual meeting by all shareholders under the “Investor Relations” tab of our website at www.oxfordinc.com. We will also provide without charge, at the written request of any shareholder of record as of April 14, 2022, a hard copy of our 2021 Annual Report on Form 10-K, including the audited financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our 2021 Annual Report on Form 10-K should be mailed to our company’s headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309, Attention: Investor Relations or emailed to info@oxfordinc.com.
Board’s Role in Risk Oversight
Our Board is ultimately charged with overseeing our business, including risks to our business, on behalf of our shareholders. In order to fulfill this responsibility, our Audit Committee, pursuant to its charter, reviews our policies with respect to our company’s risk assessment and risk management. With our Audit Committee’s oversight, we conduct an enterprise risk management, or “ERM,” program on an ongoing basis. At each quarterly meeting of our Audit Committee, a significant portion of time is devoted to a management report to the committee on the status of the ERM program and/or certain risks, including among other things cybersecurity and data privacy, faced by our company.
Our Audit Committee actively engages management on potential strategies for reducing, eliminating or mitigating the risks to our organization. Our Audit Committee regularly reports to our Board on our ERM program, and our management at least annually provides our Board with a full report on our ERM program. In addition to our ERM program, our Board examines specific business risks in its regular reviews of our operating groups and also on a company-wide basis as part of its regular strategic reviews.
As part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking. In particular, our compensation programs typically provide for short-term cash incentive payments to individuals throughout our company based on satisfaction of pre-established performance targets. For employees within our various operating groups, these performance targets may be based on performance by the operating group, as a whole, or a specific business unit or business location within that operating group. Each cash and/or equity incentive award for an individual employee within our organization is subject to a maximum amount that may be received by the individual. Our senior management and, with respect to our executive officers, our NC&G Committee, approve applicable performance targets taking into consideration our detailed, internal budgets for upcoming fiscal periods. These members of senior management have access to daily retail and ecommerce sales data and receive monthly financial reports, and they review and analyze deviations from the budgeted plans to assess whether, among other things, the deviations were the result of inappropriate risk taking. Our NC&G Committee has concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on our company.
Submission of Director Candidates by Shareholders
Pursuant to our bylaws, to be timely, a director nomination by a shareholder must generally be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year’s annual meeting, a director nomination submitted by a shareholder to be timely must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Any recommendation received by our Secretary will be promptly forwarded to the chair of our NC&G Committee for consideration. In order for a shareholder to nominate a director candidate for consideration at our 2023 annual meeting, we must receive notice of such nomination between February 14, 2023 and March 16, 2023 (inclusive) unless the date of our 2023 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 14, 2023. Any such nominations must comply with the other requirements for proper nominations pursuant to our bylaws.
Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly nominate a director candidate. Any shareholder filing a written notice of nomination for a director must describe various matters regarding the nominee and the shareholder, including, among other things, name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for nominating a director candidate is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company’s headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.
In addition to candidates submitted by shareholders, our NC&G Committee will also consider candidates recommended by directors, management, third party search firms and other credible sources. Candidates recommended by any of these

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sources will be equally evaluated and considered. Our NC&G Committee will compile a complete list of candidates recommended by any credible source and evaluate each candidate. Each candidate will be evaluated in the context of the current composition of our Board, the current needs of our Board and the long-term interests of our shareholders. In making its evaluation of possible director candidates, our NC&G Committee will consider, among other things, issues such as a candidate’s independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment. After evaluating each candidate, our NC&G Committee will determine which candidates it will recommend to the full Board.
To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 15, 2023.
Shareholder Proposals
Pursuant to our bylaws, in order for a shareholder proposal (other than a proposal submitted pursuant to Rule 14a-8 or director nomination) to be considered at an annual meeting, the proposal must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year’s annual meeting, in order to be timely, a shareholder proposal must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Accordingly, in order for a shareholder proposal (other than a director nomination) to be considered at our 2023 annual meeting, we must receive the proposal between February 14, 2023 and March 16, 2023 (inclusive) unless the date of our 2023 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 14, 2023.
Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly make a proposal for consideration by our shareholders at an annual meeting. Any shareholder submitting a proposal must describe various matters regarding the shareholder, including, among other things, name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for submitting a shareholder proposal is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company’s headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.
Our bylaws further contemplate that shareholders who wish to have a proposal included in our proxy statement may be permitted to do so in accordance with Rule 14a-8 under the Exchange Act, provided the proposal is otherwise in accordance with such Rule 14a-8. In order for a proposal to be included pursuant to Rule 14a-8 in the proxy statement for our 2023 annual meeting, it must be submitted in writing by January 4, 2023 and comply with the requirements of Rule 14a-8, unless the date of our 2023 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 14, 2023.
Communications to our Board of Directors
Mail can be addressed to our directors in care of the Office of the Secretary at our company’s headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309. At the direction of our Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All relevant communications to our directors will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors,” “Non-Management Directors” or the “Lead Director” will be forwarded or delivered to our lead director. Mail addressed to the “Board of Directors” will be delivered to our Chairman.
Proxy Solicitation
We will bear the cost of solicitation of proxies by our Board in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock held in their names. Our employees may solicit proxies by mail, telephone, facsimile, electronic mail and personal interview. We have also engaged Okapi Partners to act as our proxy solicitor and have agreed to pay it $7,000 for the year, plus reasonable out-of-pocket expenses, for such services.
Shareholder List
We will maintain a list of shareholders entitled to vote at the annual meeting at our headquarters located at 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309. A list of the shareholders entitled to vote at the annual meeting will be available for examination by any shareholder for a period of 10 days prior to the meeting. Any shareholder wishing to schedule an appointment to examine the shareholder list during this period may do so by sending an e-mail to generalcounsel@oxfordinc.com. The shareholder list will also be available during the annual meeting on the virtual meeting website.

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Website Information
We have posted our Corporate Governance Guidelines, Code of Conduct, ethical conduct policy for senior financial officers and Audit Committee and NC&G Committee charters under the “Corporate Governance Library” link under the “Investor Relations” tab on our website at www.oxfordinc.com.
Information contained on our website shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
By Order of the Board of Directors
Suraj A. Palakshappa
Senior Vice President, General Counsel,
Treasurer and Secretary
Our 2021 Annual Report on Form 10-K, which includes audited financial statements, is available on the Internet at http://www.edocumentview.com/oxford. Any shareholder may request a printed copy of the 2021 Annual Report on Form 10-K by following the instructions in the Notice of Internet Availability.

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APPENDIX A
OXFORD INDUSTRIES, INC.
AMENDED AND RESTATED
LONG-TERM STOCK INCENTIVE PLAN
(as of March   , 2022)
1.   Purpose.   The purpose of the Oxford Industries, Inc. Amended and Restated Long-Term Stock Incentive Plan (the “Plan”) is to attract and retain employees and directors for Oxford Industries, Inc. and its subsidiaries and to provide such persons with incentives and rewards for superior performance.
2.   Definitions.   The following terms shall be defined as set forth below:
(a)   “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, or Other Stock-Based Award.
(b)   “Board” means the Board of Directors of the Company.
(c)   “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(d)   “Committee” means a committee of the Board charged with administering the Plan as described in Section 4.
(e)   “Company” means Oxford Industries, Inc., a Georgia corporation, or any successor corporation.
(f)   “Director” means a member of the Board.
(g)   “Employee” means any person, including an officer, employed by the Company or a Subsidiary.
(h)   “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time in a manner consistent with the requirements of Section 409A of the Code. Unless otherwise specified in the terms of an Award, Fair Market Value shall mean the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the last day prior to the date in question or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.
(i)   “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee completes the corporate action with respect thereto.
(j)   “Option” means any option to purchase Shares granted under Section 5 of this Plan.
(k)   “Optionee” means the person so designated in an agreement evidencing an outstanding Option.
(l)   “Other Stock-Based Award” means a right granted under Section 9 of this Plan.
(m)   “Participant” means an Employee or nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that nonemployee Directors shall not be eligible to receive grants of incentive stock options as defined in Section 422 of the Code.
(n)   “Performance Objectives” means the performance criteria that may be established pursuant to this Plan for Participants who have received grants of Restricted Shares, Restricted Share Units or Other Stock-Based Awards. Performance Objectives may include, but are not limited to, the achievement of a specified target, or target growth in, one or more of the following: (i) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ii) earnings before interest expense and taxes (“EBIT”); (iii) net earnings; (iv) net income; (v) operating income; (vi) earnings per share; (vii) book value per share; (viii) return on shareholders’ equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on (net) assets; (xxii) economic value added; (xxiii) gross or net profit before or after taxes; (xxiv) objectively determinable goals with respect to service or product delivery, service or product quality, inventory management, customer satisfaction, meeting budgets and/or retention of employees; or (xxv) total shareholder return or relative total shareholder return. Performance Objectives may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.
(o)   “Performance Period” means a period of time established under Sections 7 and 8 of this Plan within which the Performance Objectives relating to a Restricted Share or Restricted Share Unit are to be achieved.
(p)   “Restricted Share” means a Share granted under Section 7 of this Plan.

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(q)   “Restricted Share Unit” means a bookkeeping entry that records the equivalent of one Restricted Share awarded pursuant to Section 8 of this Plan.
(r)   “Shares” means shares of the Common Stock of the Company, $1.00 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(s)   “Stock Appreciation Right” means a right granted under Section 6 of this Plan.
(t)   “Subsidiary” means a corporation or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of Directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest (representing the right generally to make decisions for such other entity) is, now or hereafter owned or controlled directly or indirectly by the Company, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of incentive stock options as defined in Section 422 of the Code, “Subsidiary” means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.
3.   Shares Available Under the Plan.
(a)   Subject to adjustment as provided in Section 11 of this Plan, the number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, or (iii) issued or transferred in payment of Restricted Share Units or Other Stock-Based Awards shall not in the aggregate exceed 2,500,000 Shares. In no event, however, shall the number of Shares issued upon the exercise of incentive stock options as defined in Section 422 of the Code exceed 200,000 Shares, as adjusted pursuant to Section 11. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.
(b)   With respect to Awards for which Shares were transferred to Participants upon payment of the Option price upon exercise of a nonqualified stock option by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. Upon the payment in cash of a benefit provided by any Award under the Plan, any Shares that were subject to such Award shall again be available for issuance or transfer under the Plan. Notwithstanding the foregoing, after March 24, 2015, for any Shares which are (i) subject to an Award that are tendered to, or withheld by, the Company in payment of the exercise price of Options or Stock Appreciation Rights, (ii) subject to an Award and are relinquished, forfeited or otherwise tendered to the Company in satisfaction of tax and related withholding obligations, including as contemplated pursuant to Section 13 of this Plan, (iii) subject to a Stock Appreciation Right (to the extent that it is exercised and settled in Shares, without regard to the number of Shares issued to the Participant upon exercise), or (iv) repurchased by the Company with the proceeds from the exercise of an Option, all such Shares shall be deemed to have been issued for purposes of the limitations set forth in the first sentence of Section 3(a) of this Plan.
(c)   No Participant may receive Awards representing more than 300,000 Shares (as adjusted pursuant to Section 11) at the time the grant is made in any one calendar year.
4.   Administration of the Plan.   This Plan shall be administered by one or more committees appointed by the Board. The interpretation and construction by the Committee of any provision of this Plan or of any agreement or document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.
5.   Options.   The Committee may from time to time authorize grants to Participants of Options upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(a)   Each grant shall specify the number of Shares to which it pertains.
(b)   Each grant shall specify an Option price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.
(c)   Each grant shall specify the form of consideration to be paid in satisfaction of the Option price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.
(d)   [Intentionally Deleted.]

2022 PROXY STATEMENT   A-2

(e)   Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement. Without limitation of the foregoing but subject to the Committee’s discretion to include a provision permitting earlier exercise in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement, no Option grant to an Employee on or after March 24, 2015 shall permit such Employee to exercise any portion of the Option prior to the one year anniversary of the Grant Date of the Option.
(f)   Options granted under this Plan may be incentive stock options as defined in Section 422 of the Code, nonqualified stock options (i.e., any option that is not designated as intended to qualify as an incentive stock option), or a combination of the foregoing, provided that only nonqualified stock options may be granted to nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as nonqualified stock options. No Option granted under this Plan may be exercised more than ten years from the Grant Date.
(g)   Each grant shall be evidenced by an agreement or other form of notice of the Award delivered to the Optionee and containing such terms and provisions as the Committee may determine consistent with this Plan.
6.   Stock Appreciation Rights.   The Committee may from time to time authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the difference between the Fair Market Value of the Shares on the Grant Date and the Fair Market Value of the Shares on the date of exercise. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(a)   Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.
(b)   Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.
(c)   Each grant shall be evidenced by an agreement or other form of notice of the Award delivered to the Participant, which shall describe the subject Stock Appreciation Rights, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.
(d)   Each grant shall specify in respect of each Stock Appreciation Right the Fair Market Value on the Grant
Date.
(e)   Successive grants may be made to the same Participant regardless of whether any Stock Appreciation Rights previously granted to such Participant remain unexercised.
(f)   Each grant shall specify the period or periods of continuous employment (or, in the case of a nonemployee Director, service on the Board) of the Participant by the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, as well as the permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. Any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement. Without limitation of the foregoing but subject to the Committee’s discretion to include a provision permitting earlier exercise in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement, no Stock Appreciation Right granted to an Employee on or after March 24, 2015 shall permit such Employee to exercise any portion of the Stock Appreciation Right prior to the one year anniversary of the Grant Date of the Stock Appreciation Right.
7.   Restricted Shares.   The Committee may from time to time authorize grants to Participants of one or more Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(a)   Each grant shall constitute a transfer of the ownership of Shares to the Participant in consideration of the performance of services.

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(b)   Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
(c)   Each grant may provide that the Restricted Shares covered thereby shall be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement. Without limitation of the foregoing but subject to the Committee’s discretion to include a provision permitting earlier exercise in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement, Restricted Shares granted to an Employee on or after March 24, 2015 shall be subject to a substantial risk of forfeiture for at least one year following the applicable Grant Date except for any performance awards to an Employee which is settled in Restricted Shares, for which the foregoing one year period shall be inclusive of any performance period with respect to such award combined with any period of a substantial risk of forfeiture.
(d)   Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights, during the period for which such substantial risk of forfeiture is to continue.
(e)   Each grant shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.
(f)   Any grant or the vesting thereof may be conditioned upon or further conditioned upon the attainment of Performance Objectives during a Performance Period as established by the Committee.
(g)   Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.
(h)   Each grant shall be evidenced by an agreement or other form of notice of the Award delivered to the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.
8.   Restricted Share Units.   The Committee may from time to time authorize grants of Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(a)   Each grant shall specify the number of Restricted Share Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
(b)   The Performance Period with respect to each Restricted Share Unit, if any, may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement.
(c)   Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
(d)   Each grant shall specify the time and manner of payment of Restricted Share Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives. Without limitation of the foregoing but subject to the Committee’s discretion to include a provision permitting earlier settlement in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement, Restricted Share Units granted to an Employee on or after March 24, 2015 shall not be settled for a period of at least one year following the applicable Grant Date except for any performance award to an Employee which is settled in Restricted Share Units, for which the foregoing one year period shall be inclusive of any performance period with respect to such award combined with any additional period prior to settlement.
(e)   Any grant of Restricted Share Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

2022 PROXY STATEMENT   A-4

(f)   Any grant of Restricted Share Units may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.
(g)   If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.
(h)   Each grant shall be evidenced by an agreement or other form of notice of the Award delivered to the Participant, which shall state that the Restricted Share Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.
9.   Other Stock-Based Awards.   The Committee may from time to time authorize grants of Shares and other Awards that are payable in cash or Shares and are valued in whole or in part by reference to, or are otherwise based in whole or in part on Shares or the value of Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(a)   Each grant shall specify the number of Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
(b)   The Performance Period with respect to each Other Stock-Based Award, if any, may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement.
(c)   Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
(d)   Each grant shall specify the time and manner of payment of Other Stock-Based Awards that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives. Without limitation of the foregoing but subject to the Committee’s discretion to include a provision permitting earlier exercise in the event of a change in control of the Company or other similar transaction or event or the Participant’s termination of employment due to death, disability, or normal or early retirement, Other Stock-Based Awards shall not be settled for a period of at least one year following the applicable Grant Date except for any performance award to an Employee which is settled in Other Stock-Based Awards, for which the foregoing one year period shall be inclusive of any performance period with respect to such award combined with any additional period prior to settlement.
(e)   Any grant of an Other Stock-Based Award may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.
(f)   Any grant of an Other Stock-Based Award may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.
(g)   If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.
(h)   Each grant shall be evidenced by an agreement or other form of notice of the Award delivered to the Participant, which shall state that the Other Stock-Based Award is subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.
10.   Transferability.
(a)   Except as provided in Section 10(b), no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.
(b)   The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer such Award (other than an incentive stock option as defined in Section 422 of the Code), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be

A-5   2022 PROXY STATEMENT

prohibited except in accordance with this Section 10(b). All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10(b).
(c)   Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights or upon payment under any grant of Restricted Share Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions upon transfer.
11.   Adjustments.   The Committee shall make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Restricted Shares and Restricted Share Units granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, or partial or complete liquidation or other distribution of assets (other than a normal cash dividend), or (z) any other event which would constitute an equity restructuring (as contemplated pursuant to the Code and the regulations promulgated thereunder). Without limiting the foregoing, the Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Restricted Shares and Restricted Share Units granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any combination or exchange of Shares, (y) any issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11. Any actions taken under this Section 11 shall be made in accordance with any applicable provisions of Section 409A of the Code, including without limitation restrictions with regard to the adjustment of Options and Stock Appreciation Rights that are considered exempt from Section 409A of the Code.
12.   Fractional Shares.   The Company shall not issue any fractional Shares pursuant to this Plan and shall settle any such fractional Shares in cash.
13.   Withholding Taxes.   To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.
14.   Certain Terminations of Employment, Hardship and Approved Leaves of Absence.   Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Restricted Share Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10(c) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.
15.   Foreign Employees.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
16.   Amendments and Other Matters.
(a)   This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3 of this Plan, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company.

2022 PROXY STATEMENT   A-6

(b)   The Committee shall not re-price any Option or Stock Appreciation Right granted under the Plan or purchase, cancel or buy out an underwater Option or Stock Appreciation Right, except with the approval of the affirmative vote of the majority of Shares voting at a meeting of the Company’s stockholders.
(c)   This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.
(d)   To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.
17.   Effective Date and Stockholder Approval.   This Plan (a) was originally approved by the Board on July 27, 2004 and became effective upon its approval by the stockholders of the Company on October 4, 2004; (b) was subsequently amended by the Board on August 3, 2006 and, giving effect to the amendment referenced in clause (c) below, was approved by the stockholders of the Company on October 10, 2006; (c) was amended by the Board on September 26, 2006; (d) was thereafter amended by the Board on March 26, 2009, and subsequently approved by the stockholders of the Company on June 15, 2009; (3) was thereafter amended by the Board on March 27, 2014, and subsequently approved by the stockholders of the Company on June 18, 2014; and (4) was thereafter amended by the Board on March 24, 2015. This Plan as herein amended and restated shall become effective upon its approval by the stockholders of the Company on             , 2022.
18.   Governing Law.   The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the laws of the State of Georgia.
19.   Section 409A of the Code.   Except as otherwise may be provided in an agreement evidencing a grant, all Awards under the Plan are intended to be exempt under Section 409A of the Code. It is the intent of the Company that the operation and administration of the Plan and all agreements evidencing Awards under the Plan not cause the acceleration of taxation, or the imposition of penalty taxes or interest, under Section 409A of the Code. Notwithstanding anything in the Plan or any Award agreement to the contrary, if a Participant is a “specified employee” as such term is used in Section 409A of the Code, then any payment to the Participant described in the Plan or an Award agreement upon his or her termination of employment that is not exempt from Section 409A of the Code, and that constitutes “deferred compensation” under Section 409A of the Code that is payable on account of “separation from service” (within the meaning of Section 409A of the Code), and that is otherwise payable within 6 months after Participant’s separation from service, shall instead be made on the date 6 months after such separation from service.

A-7   2022 PROXY STATEMENT

OXFORD

VOTE

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ENDORSEMENT_LINE______________ SACKPACK____________

Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/Oxford** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2022 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

	For	Against	Abstain
01 - Helen Ballard	☐	☐	☐
02 - Virginia A. Hepner	☐	☐	☐
03 - Milford W. McGuirt	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 5 4 0 8 9 2

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Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.onlineGo to www.envisionreports.com/Oxford orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money! Sign up for electronic delivery atwww.envisionreports.com/OxfordPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaY2022 Annual Meeting Proxy Card2. Approve the Oxford Industries, Inc. Long-Term Stock IncentivePlan, as amended and restated, to, among other things,authorize 500,000 additional shares of common stock forissuance under the plan3. Ratify the selection of Ernst & Young LLP to serve as theCompany’s independent registered public accounting firm forfiscal 20221. Election of Class III directors to be elected for a three-year term expiring in 2025:For Against Abstain4. Approve, by a non-binding, advisory vote, the compensation ofthe Company’s named executive officersFor Against Abstain000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM5 4 0 8 9 2MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMM

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/OxfordNotice of 2022 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 14, 2022Thomas C. Chubb III, K. Scott Grassmyer and Suraj A. Palakshappa, or any of them, each with the power of substitution, are hereby authorized to representand vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholdersof Oxford Industries, Inc. to be held on June 14, 2022 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the Board of Directors and FOR items 2, 3 and 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Proxy - Oxford Industries, Inc.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/OxfordThe 2022 Annual Meeting of Shareholders of Oxford Industries, Inc. will be held onTuesday, June 14, 2022 at 2:00 P.M. Eastern time, virtually via the internet at www.meetnow.global/MSPW2TH.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/OxfordNotice of 2022 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 14, 2022Thomas C. Chubb III, K. Scott Grassmyer and Suraj A. Palakshappa, or any of them, each with the power of substitution, are hereby authorized to representand vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholdersof Oxford Industries, Inc. to be held on June 14, 2022 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the Board of Directors and FOR items 2, 3 and 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Proxy - Oxford Industries, Inc.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/Oxford